                                                                    EXHIBIT 4.11


                           STOCK PURCHASE AGREEMENT

                                By and Between

             KELLY SCOTT HEROLD, as Trustee, GREGORY KEITH SCOTT,
                     DREW ERIC SCOTT, SAMUEL P. SCOTT, and
                     SHERRY J. SCOTT, as Joint Tenants and
                      GENERAL MANUFACTURED HOUSING, INC.

                                      and

                             GMH ACQUISITION CORP.


                         Dated as of October 10, 1995

                               TABLE OF CONTENTS


Section                                                          Page

1.        Definitions. . . . . . . . . . . . . . . . . . . . .     1

2.        Purchase and Sale of Stock . . . . . . . . . . . . .     4

3.        Purchase Price . . . . . . . . . . . . . . . . . . .     4
          (a)  Cash; Installment Notes . . . . . . . . . . . .     4
          (b)  Escrow Arrangements . . . . . . . . . . . . . .     4
          (c)  Interest. . . . . . . . . . . . . . . . . . . .     5

4.        Closing . . . . . . . . . . . . . . . . . . . . . .      5

5.        Deliveries by the Sellers . . . . . . . . . . . . .      5

6.        Deliveries by the Buyer . . . . . . . . . . . . . .      5

7.        Joint and Several Representations and Warranties
          of the Sellers. . . . . . . . . . . . . . . . . . .      6
          (a)  Organization; Good Standing; Power; Etc. . . .      6
          (b)  Capitalization . . . . . . . . . . . . . . . .      6
          (c)  Effective Agreement. . . . . . . . . . . . . .      7
          (d)  Consents . . . . . . . . . . . . . . . . . . .      7
          (e)  Title to Property and Assets . . . . . . . . .      7
          (f)  Leases and Licensing Agreements. . . . . . . .      8
          (g)  Agreements, Etc. . . . . . . . . . . . . . . .      9
          (h)  ERISA. . . . . . . . . . . . . . . . . . . . .     10
          (i)  Stockholder Agreements . . . . . . . . . . . .     11
          (j)  Financial Statements . . . . . . . . . . . . .     11
          (k)  Litigation, Etc. . . . . . . . . . . . . . . .     11
          (l)  Licenses and Permits . . . . . . . . . . . . .     12
          (m)  Taxes. . . . . . . . . . . . . . . . . . . . .     12
          (n)  No Material Adverse Change . . . . . . . . . .     13
          (o)  Business Property Rights . . . . . . . . . . .     13
          (p)  Insurance. . . . . . . . . . . . . . . . . . .     13
          (q)  Inventories. . . . . . . . . . . . . . . . . .     14
          (r)  Offices. . . . . . . . . . . . . . . . . . . .     14
          (s)  Company Actions. . . . . . . . . . . . . . . .     14
          (t)  Related Party Transactions . . . . . . . . . .     15
          (u)  Undisclosed Liabilities. . . . . . . . . . . .     15
          (v)  Inaccuracies . . . . . . . . . . . . . . . . .     16
          (w)  Suppliers and Customers. . . . . . . . . . . .     16
          (x)  Potential Conflicts of Interest. . . . . . . .     16
          (y)  Accounts Receivable. . . . . . . . . . . . . .     17
          (z)  Environmental Compliance . . . . . . . . . . .     17
          (aa) Brokers. . . . . . . . . . . . . . . . . . . .     21
          (bb) GMH Authorization. . . . . . . . . . . . . . .     21
          (cc) GMH Title. . . . . . . . . . . . . . . . . . .     21

8.        Individual Representations and Warranties of the
          Sellers . . . . . . . . . . . . . . . . . . . . . .     21
          (a)  Authority. . . . . . . . . . . . . . . . . . .     21
          (b)  Effective Agreement. . . . . . . . . . . . . .     21
          (c)  Title to Stock . . . . . . . . . . . . . . . .     22
          (d)  Interests in Competitors . . . . . . . . . . .     22

9.        Representations and Warranties of the Buyer . . . .     22
          (a)  Organization; Good Standing; Power . . . . . .     22
          (b)  Authorization. . . . . . . . . . . . . . . . .     22
          (c)  Effective Agreement. . . . . . . . . . . . . .     22
          (d)  Consents . . . . . . . . . . . . . . . . . . .     23
          (e)  Litigation . . . . . . . . . . . . . . . . . .     23
          (f)  Brokers. . . . . . . . . . . . . . . . . . . .     23

10.       Covenants of the Sellers. . . . . . . . . . . . . .     23
          (a)  Cooperation. . . . . . . . . . . . . . . . . .     23
          (b)  Transactions in the Ordinary Course of
               Business . . . . . . . . . . . . . . . . . . .     24
          (c)  Conduct of Business. . . . . . . . . . . . . .     24
          (d)  Maintenance of Books; Compliance . . . . . . .     24
          (e)  Access to Properties . . . . . . . . . . . . .     24
          (f)  Settlement of Obligations. . . . . . . . . . .     24
          (g)  Further Disclosure . . . . . . . . . . . . . .     24

11.       Covenants of the Buyer. . . . . . . . . . . . . . .     25
          (a)  Cooperation. . . . . . . . . . . . . . . . . .     25
          (b)  Further Disclosure . . . . . . . . . . . . . .     25
          (c)  Best Efforts to Obtain Required Financing. . .     25

12.       Conditions Precedent to the
          Obligations of the Sellers. . . . . . . . . . . . .     25

13.       Conditions Precedent to the
          Obligations of the Buyer. . . . . . . . . . . . . .     27

14.       Additional Covenants. . . . . . . . . . . . . . . .     29
          (a)  No Shop. . . . . . . . . . . . . . . . . . . .     29
          (b)  Environmental Covenants. . . . . . . . . . . .     29

15.       Indemnification; Survival . . . . . . . . . . . . .     29
          (a)  Indemnification by the Buyer . . . . . . . . .     29
          (b)  Joint and Several Indemnification by the
               Sellers. . . . . . . . . . . . . . . . . . . .     30
          (c)  Several Indemnification by the Sellers . . . .     31
          (d)  Deductibles and Ceilings . . . . . . . . . . .     32
          (e)  Notice . . . . . . . . . . . . . . . . . . . .     33
          (f)  Defense of Claims or Actions . . . . . . . . .     33
          (g)  Cooperation. . . . . . . . . . . . . . . . . .     34
          (h)  Escrow . . . . . . . . . . . . . . . . . . . .     34
          (i)  Set Off Rights . . . . . . . . . . . . . . . .     35
          (j)  Survival . . . . . . . . . . . . . . . . . . .     35
          (k)  Exclusive Remedy . . . . . . . . . . . . . . .     36

16.       Covenants Against Competition . . . . . . . . . . .     36
          (a)  Non-Compete. . . . . . . . . . . . . . . . . .     36
          (b)  Confidential Information . . . . . . . . . . .     37
          (c)  Employees of the Buyer . . . . . . . . . . . .     37
          (d)  Rights and Remedies Upon Breach. . . . . . . .     37
          (e)  Severability of Covenants. . . . . . . . . . .     38
          (f)  Blue-Pencilling. . . . . . . . . . . . . . . .     38
          (g)  Enforceability in Jurisdictions. . . . . . . .     38

16-A      Buyer's Post-Closing Covenants. . . . . . . . . . .     38

17.       Termination . . . . . . . . . . . . . . . . . . . .     39

18.       Amendments; Waivers, Etc. . . . . . . . . . . . . .     39

19.       Expenses. . . . . . . . . . . . . . . . . . . . . .     40

20.       Notices, Etc. . . . . . . . . . . . . . . . . . . .     40

21.       Assignment. . . . . . . . . . . . . . . . . . . . .     41

22.       Applicable Law. . . . . . . . . . . . . . . . . . .     41

23.       Entire Agreement. . . . . . . . . . . . . . . . . .     41

24.       Counterparts. . . . . . . . . . . . . . . . . . . .     41

25.       Headings. . . . . . . . . . . . . . . . . . . . . .     41

26.       Binding Effect; Benefits. . . . . . . . . . . . . .     41

27.       Publicity . . . . . . . . . . . . . . . . . . . . .     42

                               LIST OF EXHIBITS



Exhibit A  -  Share Ownership

Exhibit B  -  Form of Employment Agreement by and between
               Samuel P. Scott E. Scott and GMH Acquisition
               Corp.

Exhibit C  -  Form of Employment Agreement by and between
               Gregory Keith Scott and Drew Eric Scott and
               GMH Acquisition Corp.

Exhibit D  -   Escrow Agreement

Exhibit E  -   Form of Installment Promissory Note

Exhibit F  -   Form of Incentive Compensation Plan

Exhibit G  -   Form of Stock Subscription Agreements

Exhibit H  -   Opinion of Holland & Knight

Exhibit I  -   Opinion of Nixon, Hargrave, Devans & Doyle LLP

                               LIST OF SCHEDULES

Schedule 7(a)       Organization; Good Standing; Power; Etc.
Schedule 7(b)       Capitalization
Schedule 7(c)       Effective Agreement
Schedule 7(d)       Consents
Schedule 7(e)       Title to Property and Assets
Schedule 7(f)       Leases and Licensing Agreements
Schedule 7(g)       Agreements, Etc.
Schedule 7(h)       Pension Plans
Schedule 7(j)       Financial Statements
Schedule 7(k)       Litigation
Schedule 7(l)       Licenses and Permits
Schedule 7(m)       Taxes
Schedule 7(n)       Material Adverse Changes
Schedule 7(o)       Business Property Rights
Schedule 7(p)       Insurance
Schedule 7(q)       Inventories
Schedule 7(r)       Offices
Schedule 7(s)       Company Actions
Schedule 7(t)       Related Party Transactions
Schedule 7(u)       Undisclosed Liabilities
Schedule 7(w)       Suppliers and Customers
Schedule 7(x)       Potential Conflicts of Interest
Schedule 7(y)       Accounts Receivable
Schedule 7(z)       Environmental Compliance
Schedule 14(b)      Environmental Covenants

                           STOCK PURCHASE AGREEMENT


          Stock Purchase Agreement dated as of October 10, 1995 by and among KELLY SCOTT HEROLD, as Trustee, GREGORY KEITH SCOTT, DREW ERIC SCOTT, SAMUEL P. SCOTT and SHERRY J. SCOTT, as Joint Tenants (individually a "Seller" and collectively the "Sellers"), GENERAL MANUFACTURED HOUSING, INC., a Georgia corporation ("GMH") and GMH ACQUISITION CORP., a Delaware corporation (the "Buyer").

                             W I T N E S S E T H :

          WHEREAS, the Sellers own all of the outstanding shares of capital stock of GMH;

          WHEREAS, GMH is a 99% member and Samuel P. Scott is a 1% member of Lamar Housing LLC, a Georgia limited liability company ("Lamar" and, together with GMH, collectively, the "Acquired Entities"; and

          WHEREAS, the Sellers desire to sell all of the capital stock and membership interests of the Acquired Entities to the Buyer, and the Buyer desires to purchase the same, all upon the terms and conditions hereinafter set forth (the "Transaction").

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

          Section 1. Definitions. As used in this Agreement, terms defined in the preamble and recitals of this Agreement shall have the meanings set forth therein and the following terms shall have the meanings set forth below.

          "Affiliate" shall mean, with respect to any person or entity, any shareholder, subsidiary, officer, director or partner of such person or entity and any other person which directly or indirectly controls, is controlled by or is under common control with such person or entity, whether through the ownership of securities, by contract or otherwise.

          "Agreement" shall mean this Stock Purchase Agreement and all Schedules and Exhibits hereto, as the same may from time to time be amended.

          "Audit Date" shall mean December 31, 1994.

          "Audited Financial Statements" shall mean the audited financial statements of GMH as and for the fiscal years ending December 31, 1992, 1993 and 1994 (including the balance sheets, the related statements of income and cash flow and the related footnotes thereto), examined by Arthur Andersen LLP for 1994 and by Earl A. Lawson for 1993 and 1992.

          "Business Conditions" shall mean, collectively, the business, properties, condition (financial or otherwise) or prospects (exclusive, in the case of the Acquired Entities, of circumstances or events generally affecting businesses competing in the manufactured housing industry) of the person or entity in question.

         "Business Property Rights" shall mean and include all of the Acquired Entities' right, title and interest in and to the name "General Manufactured Housing", all domestic and foreign patents, patent licenses and applications, trademarks, trademark licenses and applications, trade names, trade name licenses and applications, copyrights, copyright licenses and applications, know how, trade secrets, formulae, computer software, processes, technology, innovations, inventions, manufacturing drawings, engineering drawings, product designs, product patterns, and other intangible property rights of the Acquired Entities, together with all other intangible personal property owned by the Acquired Entities.

          "Closing" shall mean the closing of the transactions contemplated by this Agreement in Buffalo, New York on the Closing Date or in such other place as may be agreed to by the parties to this Agreement.

          "Closing Date" shall mean a date on or after the conditions specified in Sections 12 and 13 hereof have been satisfied or waived, but in no event later than November 30, 1995 or such other date as may be agreed to by the parties to this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986 and all regulations promulgated thereunder, as the same have from time to time been amended.

          "Employment Agreements" shall mean the employment agreements between the Buyer and each of Samuel P. Scott, Gregory K. Scott and Drew E. Scott, substantially in the forms of Exhibits B and C hereto.

          "Environmental Reports" shall mean the following reports prepared by United Consulting Group, Ltd: Phase 1 Environmental Site Assessment for

Plants 1, 2 and 3 dated August 25, 1995; Asbestos Survey, Radon Gas Testing and Sanborn Map Review for Plants 1, 2, 3 and 4 dated September 18, 1995; Phase 2 Environmental Site Assessment Report for Plants 1, 2 and 3 dated September 21, 1995; Phase 1 Environmental Site Assessment Report for Plant 4 dated October 2, 1995 and Draft Phase 1 Environmental Site Assessment Report for Plant 5 dated October 6, 1995.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it) and all regulations promulgated thereunder, as the same have from time to time been amended.

          "Escrow Agent" shall mean Manufacturers & Traders Trust Company, or such other financial institution as is mutually acceptable to the parties hereto.

          "Escrow Agreement" shall mean the escrow agreement by and between the Buyer, the Sellers and the Escrow Agent substantially in the form of Exhibit D hereto.

          "Escrowed Funds" shall mean the sum of $1,000,000 deposited with the Escrow Agent pursuant to Section 3(b) hereof.

          "Financial Statements" shall mean the Audited Financial Statements and the Unaudited Financial Statements.

          "GAAP" shall mean generally accepted accounting principles, as in effect from time to time.

          "Litigation Expense" shall mean any expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against under this Agreement, including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and fees and disbursements of legal counsel (whether incurred in any action or proceeding between the parties to this Agreement or between any party to this Agreement and any third party), investigators, expert witnesses, accountants and other professionals.

          "Loss" shall mean any loss, obligation, claim, liability, settlement payment, award, judgment, fine, penalty, interest charge, expense, damage or deficiency or other charge, other than Litigation Expense.

          "Net Worth" shall mean total assets minus total liabilities, as those terms are defined by GAAP.

          "Person" shall mean and include an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other entity.

          "Premises" shall mean the facilities owned or leased by the Acquired Entities which are identified in the Environmental Reports.

          "Sellers knowledge" or the equivalent language used herein shall mean facts actually known or recollected by any of the Sellers, independently and after review of reports prepared for the Sellers in connection with the Transaction, including, without limitation, the Environmental Reports, and after investigation limited to inquiry of Messrs. Wayne Roberts, Lannis Thomas, Neal Conner, Esq. and Tim Vinson at or about the time of execution and delivery of this Agreement and shall not include or be deemed to include facts that the Sellers might have learned through more extensive investigation.

          "Stock" shall mean the shares of capital stock and limited liability company interests to be sold by the Sellers to the Buyer, as set forth in Exhibit A hereto.

          "Unaudited Financial Statements" shall mean the unaudited financial statements of GMH as and for the nine month period ending September 30, 1995, including the balance sheet, the related statements of income and cash flow and the related footnotes thereto.

          "Working Capital" shall mean total current assets minus total current liabilities, as those terms are defined by GAAP.

          Section 2. Purchase and Sale of Stock. In reliance on the representations and warranties, upon the terms, and subject to the conditions of this Agreement, the Buyer agrees to purchase and accept delivery from the Sellers and GMH, and the Sellers and GMH agree to sell, assign, transfer and deliver to the Buyer, at the Closing provided for in Section 4 hereof, all of the Stock held by them, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind.

          Section 3.     Purchase Price.

          (a) Cash; Installment Notes. As consideration for the Stock, the Buyer, at the Closing, will pay to the Sellers cash in the amount of $46,000,000 (which amount will be allocated among the Sellers as set forth in Exhibit A hereto), less, if elected by the Sellers to be paid out of such amount, the amount of any debt repayment required pursuant to the terms of this Agreement. Such amount, less any amounts deposited with the Escrow Agent pursuant to
Section 3(b) hereof, shall be paid by wire transfer of immediately available funds and by delivery of the installment promissory notes, substantially in the form of Exhibit E attached hereto in such amounts as are mutually agreed by the parties hereto.

          (b) Escrow Arrangements. At the Closing, the Buyer shall cause to be deposited with the Escrow Agent, in cash, in immediately available funds, the Escrowed Funds. Any payment of the Escrowed Funds to the Sellers shall be made in accordance with the provisions of Section 15(h) hereof.

          (c) Interest. In the event the Closing occurs after October 31, 1995, the Buyer agrees to pay to the Sellers in cash, on the Closing Date, interest at the rate of 8% per annum on $46,000,000 for each day from November 1, 1995 until the Closing occurs, such amount to be allocated among the Sellers as set forth on Exhibit A hereto. In addition, in the event the Closing occurs after October 31, 1995, the Sellers shall be permitted to withdraw, immediately prior to the Closing, the amount of cash in GMH on October 31, 1995 less $100,000 and less any amounts required to repay any debt of GMH in accordance with the terms of this Agreement, if so elected by the Sellers pursuant to
Section 3(a) hereof.

          Section 4. Closing. The Closing shall take place at the offices of Nixon, Hargrave, Devans & Doyle LLP, Buffalo, New York (or at such other place as the parties may mutually agree) at 10:00 in the forenoon, local time, on October 31, 1995 or on such other date as the parties may mutually agree (the "Closing Date"), but in no event later than November 30, 1995.

          Section 5. Deliveries by the Sellers. At the Closing, the Sellers and GMH will deliver to the Buyer:

          (a) Stock certificates and other evidence of ownership for the Stock, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, which certificates shall be duly endorsed to the Buyer or accompanied by duly executed stock powers in form satisfactory to the Buyer, and to which all required transfer tax stamps shall be affixed;

          (b) A certificate of the Sellers certifying as to the accuracy of the Sellers' representations and warranties at and as of the Closing and that the Sellers have performed and complied with all of the terms, provisions and conditions to be performed and complied with by the Sellers at or before the Closing; and

          (c) Such other certificates and documents as the Buyer or its counsel may reasonably request.

          Section 6. Deliveries by the Buyer. At the Closing, the Buyer will deliver to the Sellers:

          (a) Cash and installment promissory notes of the Buyer in the aggregate principal amount of $46,000,000, allocated among the Sellers as set forth on Exhibit A attached hereto, less, if elected to be paid by the Sellers out of such amount, the amount of any debt of GMH required to be paid under the terms of this Agreement. Each of such notes shall be in the form of Exhibit E hereto, with the blanks appropriately completed;

          (b) A certificate of the Buyer certifying as to the accuracy of the Buyer's representations and warranties at and as of the Closing and that the Buyer has performed and complied with all of the terms, provisions and conditions to be performed and complied with by the Buyer at or before the Closing; and

          (c) Such other certificates and documents as the Sellers or their counsel may reasonably request.

          Section 7. Joint and Several Representations and Warranties of the Sellers. Each of the Sellers jointly and severally represents and warrants to the Buyer as follows:

          (a) Organization; Good Standing; Power; Etc. GMH is a duly organized, validly existing corporation in good standing under the laws of the State of Georgia. Lamar is a duly organized, validly existing limited liability company in good standing under the laws of the State of Georgia. Each of the Acquired Entities has all requisite power, authority and capacity to own, lease and operate its properties, and to carry on its business as the same is now being conducted. Each of the Acquired Entities is qualified as a foreign corporation or limited liability company, as applicable and is in good standing in all such other jurisdictions, set forth on Schedule 7(a) hereto, where the business conducted or the assets owned by it requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Business Conditions of such Acquired Entity. Except as otherwise set forth on
Schedule 7(a) hereto, none of the Acquired Entities have any equity interest, direct or indirect, in any corporation, partnership, joint venture or other entity. Set forth on Schedule 7(a) hereto is a true, complete and correct list of all the assumed names or trade names under which any of the Acquired Entities conducts business.

          (b) Capitalization. Set forth on Schedule 7(b) hereto is a description of the authorized, issued and outstanding equity interests of each of the Acquired Entities and the names of the persons to whom it is issued. There are no other classes or series of capital stock or other equity interest of any of the Acquired Entities authorized, issued or outstanding. All of the issued and outstanding shares of capital stock or other equity interest of each of the Acquired Entities are validly issued, fully paid and non-assessable with no liability attaching to the ownership thereof. Except as set forth on Schedule 7(b), there are no outstanding rights of subscription, warrants, call options, contracts or other agreements of any kind, issued or granted by any of the Sellers or any of the Acquired Entities, to purchase or otherwise acquire securities of any of the Acquired Entities.

          (c) Effective Agreement. Except as set forth on Schedule 7(c) hereto, the execution, delivery and performance of this Agreement by each of the Sellers and the consummation of the Transaction do not and will not: (i) conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under, the organizational or constituent documents of any of the Acquired Entities, or any contract, agreement, commitment, indenture, mortgage, pledge, note, bond, license, permit or other instrument or obligation to which any of the Acquired Entities is a party or by which any of the Acquired Entities or their assets may be bound or affected, or any law, regulation, ordinance or decree to which any of the Acquired Entities or their assets are subject, except for (A) requirements for consents of governmental authorities, persons or entities referred to in Section 7(d) hereof and (B) such violations, breaches or defaults which would not have a material adverse effect on the Business Conditions of any of the Acquired Entities or on the Sellers' ability to consummate the Transaction and other transactions contemplated hereby to which they are parties; or (ii) result in the creation or imposition of any lien, security interest, charge, encumbrance, restriction or right, including rights of termination or cancellation, in or with respect to, or otherwise materially adversely affect, any of the properties, assets or businesses of any of the Acquired Entities (other than liens, security interests, charges, encumbrances, restrictions or rights arising in connection with the financing of the Transaction).

          (d) Consents. No permit, consent, approval, or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity on the part of any of the Sellers or any of the Acquired Entities is required in connection with the execution or delivery by any of the Sellers of this Agreement or the consummation of the Transaction other than those specified in Schedule 7(d) hereto, except where the failure to obtain such consent would not have a material adverse effect on the Business Conditions of any of the Acquired Entities or on the Transaction.

          (e) Title to Property and Assets. A list of, to Sellers' knowledge, all the property and assets, real and personal, tangible and intangible, having a book value in excess of $20,000.00, owned by each of the Acquired Entities is set forth in Schedule 7(e) hereto (including, but not limited to, a list of all motor vehicles and vehicle I.D. numbers, and all bank accounts maintained by each of the Acquired Entities). Except as set forth in
Schedule 7(e) hereto, to Sellers' knowledge, each of the Acquired Entities has good and marketable title to all such properties and assets, subject to no mortgage, pledge, lien, security interest, lease, charge, encumbrance or conditional sale or other title retention agreement (collectively, "Encumbrances"), except for such Encumbrances which do not materially adversely affect the use, operation or transfer of such property or asset. Except as set forth on Schedule 7(e) hereto, to Sellers' knowledge, all plants, warehouses, structures and equipment of each of the Acquired Entities are in good operating condition and repair, normal wear and tear excepted (meaning that, to Sellers' knowledge, the aggregate repair costs to be incurred by the Acquired Entities during the 12 months following the Closing will not materially exceed historical repair costs on a per plant basis). To Sellers' knowledge, no property or asset owned or leased by any of the Acquired Entities is in violation of any applicable building or zoning law in respect thereof. The assets, properties, rights and business of each of the Acquired Entities constitute all of the material assets, properties and rights in which the Sellers (or any of their Affiliates) have any interest, direct or indirect, and which are used in connection with the business of the Acquired Entities. Except as set forth in
Schedule 7(e) hereto, there are no other material assets which are used substantially on an exclusive basis in connection with the business of the Acquired Entities which are not owned by the Acquired Entities.

          (f) Leases and Licensing Agreements. Schedule 7(f) hereto contains a list and brief description of, all leases of real property and all franchises, licensing agreements and leases of (or other arrangements for the use of) any item of personal property to which any of the Acquired Entities is a party, either as lessor or lessee and which involves annual payments of at least $25,000. Each of the Acquired Entities enjoys peaceful and undisturbed possession under all leases under which it is now operating and no substantial portion of which expires within a one year period. To Sellers' knowledge, all such leases, franchises and licensing agreements are in good standing and are valid and effective in accordance with their respective terms, and to Sellers' knowledge, there are no existing defaults or events of default or events which with notice or lapse of time or both would constitute defaults, the consequences of which would permit the acceleration of payments due under or the termination of any of such leases, franchises or licensing agreements. None of the Sellers or, to Sellers' knowledge, any of the Acquired Entities have given or received any notice, nor do the Sellers have any knowledge, of any claimed default with respect to any lease, franchise or licensing agreement set forth in Schedule 7(f) hereto. Except for any consents referred to in Section 7(d) hereto, to Sellers' knowledge, the continuation, validity and effectiveness of all such leases, franchises and licensing agreements will in no way be adversely affected by the Transaction.

          (g) Agreements, Etc. Set forth in Schedule 7(g) hereto are complete and accurate lists of the following:

              (i) all indentures, mortgages, agreements, contracts, arrangements, commitments, instruments, understandings or obligations, oral or written, of each of the Acquired Entities, which are to be performed by any party in whole or in part on or after the date of Closing, including, without limitation, all product warranties, individually obligating the Acquired Entities in amounts greater than $25,000 (other than purchase orders for goods entered into by any of the Acquired Entities in the ordinary course of business which individually do not exceed $75,000);

              (ii) all agreements, contracts, understandings, arrangements and obligations, oral or written, of each of the Acquired Entities with any supplier to which any of the Acquired Entities has paid more than $250,000 in any of the last three fiscal years, or with any customer which has paid to any of the Acquired Entities more than $500,000 in any of the last three fiscal years;

             (iii) all employee bonus, incentive, compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plans, deferred compensation and post-termination obligations or trust agreements of each of the Acquired Entities in effect or under which any amounts remain unpaid on the date of Closing or are to become effective after the date of Closing;

              (iv) all collective bargaining agreements of each of the Acquired Entities with any labor union or other representative of employees, including local agreements, amendments, supplements, letters and memoranda of understanding of all kinds and all employment and consulting contracts not terminable at will without penalty to which any of the Acquired Entities is a party;

              (v) each instrument defining the terms on which funded indebtedness of or guarantees by any of the Acquired Entities in excess of $25,000 have been or may be issued;

              (vi) any agreement limiting the freedom of any of the Sellers or any of the Acquired Entities to compete in any line of business or with any person, or limiting the freedom of any other person to compete with any of the Sellers or any of the Acquired Entities;

             (vii) all other agreements, contracts, arrangements, commitments, instruments, understandings, or obligations, oral or written, to which any of the Acquired Entities is a party and in which any Seller or any Affiliate of any of the Acquired Entities has any interest, direct or indirect, which involve payments of more than $25,000 to or from any of the Acquired Entities;

            (viii) the amounts and terms of all loans or advances individually in excess of $25,000 by any of the Acquired Entities to the Sellers or their Affiliates or the employees and Affiliates of any of the Acquired Entities; and

              (ix) a summary of the anticipated terms and conditions of any item currently being negotiated by or on behalf of any of the Acquired Entities which would upon completion be included within the scope of paragraphs (i) through (viii) of this Section 7(g).

          Except as set forth on Schedule 7(g) hereto, (A) there are no agreements in effect which are required to be listed on Schedule 7(g) hereto which permit any of the Acquired Entities to incur debt for borrowed money to any bank, insurance company or other financial institution; (B) to Seller's knowledge none of the rights or obligations of any of the Acquired Entities under any indenture, mortgage, agreement, contract, arrangement, commitment, instrument, understanding or obligation listed on Schedule 7(g) hereto will be materially adversely affected by the Transaction; and (C) to Seller's knowledge, there is no material default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a material default on the part of any party in the performance of any obligation to be performed or paid by any party under any indenture, mortgage, agreement, contract, arrangement, commitment, instrument, understanding or obligation listed on Schedule 7(g) hereto.

          (h) ERISA. Schedule 7(h) lists, to Sellers' knowledge, all the employee benefit plans, programs and arrangements (the "Plans") maintained for the benefit of any current or former employee, officer or director of any of the Acquired Entities or any other corporation or trade or business which must be aggregated with any of the Acquired Entities as required by any subsection of
Section 414 of the Code (an "ERISA Affiliate"), and the Buyer has been furnished with a copy of each Plan and each material document prepared in connection with each Plan. None of the Plans are or are required to be qualified under Section 401(a) of the Code.

          (i) Stockholder Agreements. On the Closing Date, there will be no agreements, written or oral between any of the Acquired Entities and any Seller (or any Affiliates of such Seller) or any other person, or between or among any of the Sellers, relating to the acquisition, disposition or voting of the capital stock of any of the Acquired Entities.

          (j) Financial Statements. Except as set forth on Schedule 7(j) hereto, the Audited Financial Statements (i) to Sellers' knowledge, are true, correct and complete in every material respect, (ii) have been prepared in accordance with the books and records of GMH, (iii) present fairly the financial position and results of operations of GMH, as of the dates and for the periods indicated, and (iv) have been prepared in accordance with GAAP applied on a consistent basis for GMH. Except as set forth on Schedule 7(j) hereto, to Sellers' knowledge, the Unaudited Financial Statements (i) are true, correct and complete in every material respect, (ii) have been prepared in accordance with the books and records of GMH, (iii) present fairly the financial position and results of operations of GMH, as of the date and for the period indicated and
(iv)
have been prepared in accordance with GAAP applied on a consistent basis for GMH. As of the Audit Date, the amounts due or accrued to any Seller from GMH (other than for employment compensation and shareholder distributions) were as set forth on Schedule 7(j) hereto, and GMH has not incurred or will not incur any liability for any additional amounts of such accruals or amounts due subsequent to the Audit Date.

          (k) Litigation, Etc. Except as set forth on Schedule 7(k) hereto, there is no suit, action or litigation, administrative hearing, arbitration, labor controversy or negotiation, or other proceeding or governmental inquiry or investigation affecting any of the Acquired Entities or their respective properties (including product liability, environmental or land use proceedings) pending or to Sellers' knowledge, threatened against any of the Acquired Entities which, if resolved adversely, would have a material adverse effect on the Business Conditions of any of the Acquired Entities. There are no judgments, consent decrees or injunctions against, or to Seller's knowledge, affecting or binding upon any of the Acquired Entities or any officer or director thereof. To Sellers' knowledge, each of the Acquired Entities is in compliance with all laws, ordinances, requirements, orders and regulations applicable to its business (including, without limitation, the National Manufactured Housing Construction and Safety Standards Act of 1974, as amended, and regulations promulgated thereunder by the United States Department of Housing and Urban Development, as amended), the violation of which would have a material adverse effect on its Business Conditions, and none of the Sellers or any of the Acquired Entities have received notice of any claimed default with respect to any of the foregoing that was not resolved in the ordinary course of business.

          (l) Licenses and Permits. Schedule 7(l) hereto contains a complete and accurate list and brief description of, to Sellers' knowledge, all governmental licenses and permits issued in the name or for the benefit of any of the Acquired Entities. To Sellers' knowledge, none of the Acquired Entities is required, nor will be required in connection with or as a result of the Transaction, to possess or obtain any governmental license or permit except for those described on Schedule 7(l) hereto. Except as set forth on Schedule 7(l) hereto, to Sellers' knowledge, all such licenses and permits may be transferred to the Buyer as contemplated by this Agreement.

          (m) Taxes. Each of the Acquired Entities has duly filed all federal, state, local, foreign and other tax returns which are required to be filed by it, and all such returns are true and correct. Each of the Acquired Entities has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. Except as set forth on Schedule 7(m), the tax returns of any Acquired Entity have not been audited by the relevant taxing authorities in any of the six consecutive years immediately preceding the Closing Date, no returns of any of the Acquired Entities are currently being audited by any local, state or federal authority, and none of the Acquired Entities have been notified by any such authority of a forthcoming audit. All monies required to be withheld by any of the Acquired Entities from employees for income taxes, Social Security and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies or set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books of such Acquired Entity, as applicable. Set forth on Schedule 7(m) hereto are all elections made by each of the Acquired Entities or by any of the Sellers under the Code or any state, local, foreign or other tax law affecting any tax return for any of the Acquired Entities covering fiscal years ending in or after 1989. All such elections were, to Sellers' knowledge, valid when made and are currently valid, and no Acquired Entity nor any Seller will take any action which would result in the termination of such election prior to the Closing Date, without the prior written consent of the Buyer.

          (n) No Material Adverse Change. Except as described in Section 7(a) hereto, since the Audit Date, there has been no material adverse change in the condition of any of the Acquired Entities, financial or otherwise, as shown on the balance sheets referred to in Section 7(j) hereof as at the Audit Date. To Sellers' knowledge, there is no fact, condition, proposal or circumstance which exists or which any Seller has reason to believe may exist in the future relating to the business of any of the Acquired Entities, which materially adversely affects the same, or which more than likely will in the future materially adversely affect the same, which has not been disclosed on Schedule 7(n) hereto. Anything herein to the contrary notwithstanding, the Sellers make no representation or warranty as to the future prospects of the manufactured housing industry in general, in whole or in part. Except as shown on Schedule 7(n), to Sellers' knowledge, there are no controversies pending between any of the Acquired Entities and any of their employees which have affected or more than likely will in the future affect the Business Conditions of any of the Acquired Entities.

          (o) Business Property Rights. Set forth on Schedule 7(o) hereto is, to Sellers' knowledge, a complete and accurate, in every material respect, list and brief description of all Business Property Rights owned or held by any of the Acquired Entities or for which application has been made as of the date hereof. Except as described on Schedule 7(o) hereto, to Sellers' knowledge, the Acquired Entities have the sole and exclusive right to use all such Business Property Rights. Except as set forth on Schedule 7(o) hereto, none of the Sellers or, to Sellers' knowledge, any of the Acquired Entities have received any notice of any claimed conflict with respect to the Business Property Rights of others. Except as set forth on Schedule 7(o) hereto, to Sellers' knowledge, all such Business Property Rights are fully assignable without the consent of any third party and without infringing or violating the rights of any third party.

          (p) Insurance. Schedule 7(p) hereto contains a list of, to Sellers' knowledge, all insurance policies of each of the Acquired Entities and a description of the terms thereof. To Sellers' knowledge, all of the insurance policies listed on Schedule 7(p) are valid and enforceable in accordance with their terms and in full force and effect. To Sellers' knowledge, such policies carry such limits of liability and coverage for such risks and liabilities as are customary for companies engaged in the same or similar business activities. None of the Sellers or any of the Acquired Entities have received any notice of any cancellation, modification, change in premium or denial of renewal in connection with any of the insurance policies listed on Schedule 7(p) hereto or any renewal of any of them. Except as set forth on Schedule 7(p) hereto, to Sellers' knowledge, no claims, other than workers' compensation claims, in excess of $50,000 each or $100,000 in the aggregate have been made or are pending on such insurance policies since January 1, 1992.

          (q) Inventories. Schedule 7(q) hereto contains a list of the locations at which the inventories of any of the Acquired Entities are located. To Sellers' knowledge, the inventory of each of the Acquired Entities (including that reflected on the balance sheet contained as part of the Unaudited Financial Statements) is, or was prior to the Closing Date, in good condition and suitable and usable in the ordinary course of business at the aggregate amounts carried on such balance sheet (net of reserves for obsolete or otherwise unusable inventory) and on the books and records of the Acquired Entities at September 30, 1995. To Sellers' knowledge, such inventory is in sufficient supply, consistent with past practice and projected operations, to furnish the inventory requirements of the business of each of the Acquired Entities in the ordinary course of business and is not materially in excess of the normal purchasing patterns of any of the Acquired Entities. To Sellers' knowledge, the value of finished goods inventory returned to any of the Acquired Entities by all of their customers and not resold has not exceeded 5% of the total value of their finished goods inventories during the last 12 months.

          (r) Offices. The Acquired Entities maintain principal executive offices and other offices at the locations set forth on Schedule 7(r) hereto, and the books and records of each of the Acquired Entities are kept at the location set forth on such Schedule. During the four months immediately preceding the Closing Date, none of the Acquired Entities have changed their name, the location of their principal executive offices, their identity or their structure, except as contemplated by this Agreement.

          (s) Company Actions. Since the Audit Date, except as otherwise contemplated by this Agreement or as set forth in Schedule 7(s) hereto, none of the Acquired Entities have:

              (i) issued any capital stock, bonds or other corporate securities,

              (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business,

             (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than current liabilities shown on their balance sheet as at the Audit

          Date, or current liabilities incurred since the Audit Date in the ordinary course of business,

              (iv) declared or made any payment or distribution to stockholders in respect to their capital stock or purchased or redeemed any shares of their capital stock,

              (v)   split or otherwise subdivided or reclassified their shares,

              (vi) mortgaged, pledged or subjected to lien, charge or any other encumbrance any of their assets, tangible or intangible, except possible mechanics' liens or liens of real or personal property taxes not yet due and payable,

             (vii) sold, assigned or transferred any of its tangible assets or cancelled any debts or obligations (except in the ordinary course of business),

            (viii)  sold, assigned or transferred any Business Property Rights,

              (ix) suffered any extraordinary losses, or waived any rights of substantial value (whether or not in the ordinary course of business),

              (x) made any changes in officer compensation, except in the ordinary course of business and consistent with past practice,

              (xi) made any investment in, advanced any money to, or guaranteed any obligation of any third person or entity, or

             (xii) entered into any transaction other than in the ordinary course of business.

          (t) Related Party Transactions. Except as set forth on Schedule 7(t) hereto, none of the Acquired Entities is currently, directly or indirectly, purchasing, acquiring or leasing any property from, or selling, transferring or leasing any property to, or entering into any other transaction or agreement with, any of the Sellers or their Affiliates or any Affiliate of any of the Acquired Entities.

          (u) Undisclosed Liabilities. Except as set forth on Schedule 7(u) hereto or otherwise disclosed in the various schedules delivered pursuant to this Section 7, to Sellers' knowledge, there are no material liabilities of any of the Acquired Entities of any kind whatsoever, whether or not accrued and whether or not contingent, absolute, determined or determinable, and to Sellers' knowledge, there is no existing condition which could reasonably result in such liability, other than liabilities reflected or reserved against on the Audited Financial Statements ending on the Audit Date or on the Unaudited Financial Statements.

          (v) Inaccuracies. To Sellers' knowledge, neither the financial statements referred to in Section 7(j) hereof, nor this Agreement, nor any schedule, certificate or statement furnished by or on behalf of any of the Sellers or any of the Acquired Entities pursuant to this Agreement, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading; and to Sellers' knowledge, there is no fact in connection with this Agreement which materially adversely affects the Business Conditions of any of the Acquired Entities which has not been set forth herein or in a schedule, certificate or statement furnished to the Buyer by or on behalf of any of the Sellers or any of the Acquired Entities.

          (w) Suppliers and Customers. Except as set forth on Schedule 7(w) hereto, to Sellers' knowledge, no supplier or customer listed on Schedule 7(g) hereto has cancelled or otherwise terminated, or made any written threat to any of the Sellers or any of the Acquired Entities to cancel or otherwise terminate, for any reason, including the contemplated consummation of the Transaction, its relationship with any of the Acquired Entities, or has at any time on or after January 1, 1995 decreased materially its services or supplies to any of the Acquired Entities in the case of any such supplier, or its purchases of the products of any of the Acquired Entities, or made any written claim that any product sold by any of the Acquired Entities failed to meet any specification with respect thereto or was otherwise defective, in the case of any such customer, other than in the ordinary course of business. Except as set forth on

Schedule 7(w), none of the Sellers has any knowledge that any such supplier or customer intends to cancel or otherwise terminate its relationship with any of the Acquired Entities or to decrease materially its services or supplies to any of the Acquired Entities, or its purchases of the products of any of the Acquired Entities, as the case may be.

          (x) Potential Conflicts of Interest. Except as set forth in Schedule 7(x), none of the Sellers or any Affiliate of any of the Acquired Entities (i) is an officer, director, employee or consultant of, or owns or otherwise controls any person which is, or is engaged in business as, a competitor, customer or supplier of any of the Acquired Entities in connection with their respective businesses; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property which any of the Acquired Entities is using in a material way in connection with its business or the use of which is necessary for its business; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to any of the Acquired Entities, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements existing on the date hereof.

          (y) Accounts Receivable. To Sellers' knowledge, all of the accounts receivable (net of reserves for uncollectible accounts) reflected on the balance sheets referred to in Section 7(j) hereof and in the books and records of each of the Acquired Entities are valid and arose in the ordinary course of business. Except as set forth on Schedule 7(y) hereto, none of the Sellers has any knowledge of any such account receivable with a value in excess of $50,000 that is being contested or disputed by the obligor thereon.

          (z) Environmental Compliance. Except as set forth on Schedule 7(z) hereto or on the Environmental Reports, to Sellers' knowledge:

               (i) (A) The Premises are not being and have not been used for the treatment, storage, generation, transportation, processing, handling or production of any Hazardous Substance, or for the storage of petroleum or petroleum based products other than those referenced herein.

                   (B) The Premises are not being and have not been used for the disposal of any Hazardous Substance, or as a landfill, or other waste disposal site or for military, manufacturing or industrial purposes.

                   (C) The Premises are not being and have not been used for storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Waste as that term is defined under RCRA, CERCLA, or comparable state Environmental Laws, and the regulations thereunder (hereinafter, "Hazardous Waste"), or as a Hazardous Waste landfill or other Hazardous Waste disposal site.

         (ii) Underground storage tanks are not and have not been located on the Premises.

        (iii) The soil, subsoil, bedrock, surface water and groundwater of the Premises are free of any Hazardous Substances.

         (iv) There has been no Release nor is there the threat of a Release of any Hazardous Substance on, at or from the Premises which through soil, subsoil, bedrock, surface water or groundwater migration could come to be located on the Premises, and the Seller has not received any form of notice or inquiry from any federal, state or local governmental agency or authority, any operator, licensee or occupant of the Premises or any other person with regard to a Release or the threat of a Release of any Hazardous Substance on, at or from the Premises.

          (v) All necessary Environmental Permits have been obtained and are in full force and effect.

         (vi) No event has occurred with respect to the Premises which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law or non-compliance with any Environmental Permit, and at all times, the Premises and all present and prior uses thereof have complied with all Environmental Laws.

        (vii) There are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority relating to the past, present or future ownership, use, operation, sale, transfer or conveyance of the Premises which require any change in the present condition of the Premises or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action or capital expenditures with respect to the Premises.

       (viii) There are no actions, suits, claims or proceedings, pending, contemplated, or threatened, which could cause the incurrence of expenses or costs of any name or description or which seek money damages, injunctive relief, remedial action or any other remedy that arise out of, relate to or result from (A) a violation or alleged violation of any applicable Environmental Law or non-compliance or alleged non-compliance with any Environmental Permit, (B) the presence of any Hazardous Substance or a release or the threat of a Release of any Hazardous Substance on, at or from the Premises or (C) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Premises or the ownership, use, operation, sale, transfer or conveyance thereof.

          (ix) Each Acquired Entity is in compliance with all applicable Environmental Laws.

          (x) None of the Acquired Entities have (A) received any notice of, or (B) been subject to, any administrative or judicial proceeding pursuant to any applicable Environmental Law, either now or at any time during the past three years.

          (xi) There are no present facts or circumstances that could form the basis for the assertion of any claim against any Acquired Entity relating to environmental matters including, without limitation, any claim arising from past or present environmental practices asserted under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA") or any other federal, state or local environmental statute.

          For purposes of this Section 7(z), the following terms shall have the meanings set forth below:

          "Environment" means any water or water vapor, including groundwater and surface water, any land, including land surface or subsurface, air, fish, wildlife, biota and all other natural resources.

          "Environmental Laws" mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, environmental permit requirements statutes, ordinances, rules, regulations and codes relating to the protection of the Environment, including, but not limited to those laws and requirements governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, those laws with regard to record keeping, notification and reporting requirements respecting hazardous materials, and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

          "Environmental Permits" mean all permits, certificates, licenses, approvals, authorizations, consents or registrations required by any applicable Environmental Law, and/or required: (i) in connection with the ownership, use and/or operation of the Premises; (ii) for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances; or (iii) for the sale, transfer or conveyance of the Premises.

          "Hazardous Materials" means materials defined as "hazardous substances," "hazardous wastes" or "solid wastes" in CERCLA, RCRA and in any similar federal, state or local environmental statute.

          "Hazardous Substance" means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including, without limitation, waste petroleum and waste petroleum products), methane, hazardous materials, hazardous wastes, pollutants, contaminants, and hazardous or toxic substances or related materials, or chemicals posing an unreasonable risk of harm to health or the environment, as regulated or defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), or any other applicable Environmental Law, and the regulations promulgated thereunder.

          "Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of a Hazardous Substance into the Environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance), including the meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), and the regulations promulgated thereunder.

          (aa) Brokers. There is no broker or finder or other Person who would have any valid claim against any of the Sellers or any of the Acquired Entities for a fee, commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding, arrangement or action by any of the Sellers or any of the Acquired Entities.

          (bb) GMH Authorization. GMH has all requisite corporate power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder. The Board of Directors and shareholders of GMH have duly authorized the execution and delivery of this Agreement and the performance of the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of GMH enforceable against it in accordance with its terms.

          (cc) GMH Title. GMH is the sole record and beneficial owner of the membership interest in Lamar set forth opposite its name on Exhibit A, free and clear of all liens, claims, charges, restrictions, equities and encumbrances of any kind.

          Section 8. Individual Representations and Warranties of the Sellers. Each of the Sellers severally, but not jointly, represents and warrants to the Buyer as follows:

          (a) Authority. Such Seller has the power, authority and capacity to enter into this Agreement and to perform all of his or her obligations hereunder, including without limitation the obligation to transfer all of the shares of the Stock held by such Seller. This Agreement constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms.

          (b) Effective Agreement. The execution, delivery and performance of this Agreement by or on behalf of such Seller and the consummation of the Transaction do not and will not conflict with, violate or result in the breach of any terms or conditions of, or constitute a default under, any contract, agreement, commitment, indenture, mortgage, pledge, note, license, permit or other instrument or obligation or any law, regulation, ordinance or decree to which such Seller is a party or by which such Seller or the Stock owned by such Seller may be bound or affected, except for (i) requirements of consents which will be obtained and (ii) such violations, breaches or defaults which would not have a material adverse effect on the ability of such Seller to consummate the transactions contemplated hereby.

          (c) Title to Stock. Such Seller is the sole record and beneficial owner of the Stock set forth opposite his or her name on Exhibit A hereto, free and clear of all liens, claims, charges, restrictions, equities and encumbrances of any kind.

          (d) Interests in Competitors. Except for the Stock, such Seller has no equity interest, direct or indirect, in any corporation, partnership, joint venture or other entity engaged in a business similar to or competing with the business of any of the Acquired Entities, except as reflected on Schedule 7(x) attached hereto.

          Section 9. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers as follows:

          (a) Organization; Good Standing; Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has the corporate power, authority and capacity to own, lease and operate its properties and to carry on its intended business. The Buyer has no subsidiaries or interest in any joint venture, partnership, limited liability company, limited liability partnership or any other entity.

          (b) Authorization. The Buyer has all requisite corporate power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder. The Board of Directors and shareholders of the Buyer have duly authorized the execution and delivery of this Agreement and the performance of the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms.

          (c) Effective Agreement. The execution, delivery and performance of this Agreement by the Buyer and the consummation of the Transaction do not and will not (i) conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or the By-Laws of the Buyer, or any contract, agreement, commitment, indenture, mortgage, pledge, note, bond, license, permit or other instrument or obligation to which the Buyer is a party or by which the Buyer or its assets may be bound or affected, or any law, regulation, ordinance or decree to which the Buyer or its assets are subject; or (ii) result in the creation or imposition of any lien, security interest, charge, encumbrance, restriction or right, including rights of termination or cancellation, in or with respect to, or otherwise materially adversely affect, any of the properties, assets or businesses of the Buyer (other than liens, security interests, charges, encumbrances, restrictions or rights arising in connection with the financing of the Transaction).

          (d) Consents. No permit, consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity on the part of the Buyer is required in connection with the execution or delivery by the Buyer of this Agreement or the consummation of the Transaction other than consents from the shareholders of the Buyer, except where the failure to obtain such consent would not have a material adverse effect on the Business Conditions of the Buyer.

          (e) Litigation. There is no suit, action or litigation, administrative hearing, arbitration or other proceeding or governmental inquiry or investigation affecting the Buyer, its Affiliates, or their properties pending or, to Buyer's knowledge, threatened against the Buyer or its Affiliates, which could materially and adversely affect the transactions contemplated by this Agreement. The Buyer is in compliance with all laws, ordinances, requirements, orders and regulations applicable to it, the violation of which would have a material, adverse effect on its Business Conditions, and the Buyer has not received notice of any claimed default with respect to any of the foregoing, and none of the foregoing will be affected by the Transaction.

          (f) Brokers. Except for R. Lewis Ray, there is no broker or finder or any other Person who would have any valid claim against the Buyer for a fee, commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding, arrangement or action by the Buyer. Buyer covenants and agrees to satisfy and discharge any and all obligations to Mr. Ray arising from or relating to the transactions contemplated by this Agreement and to indemnify Sellers for, and hold them harmless from, any and all claims and liabilities relating to such obligations.

          Section 10. Covenants of the Sellers. Each of the Sellers covenants and agrees that, prior to the Closing Date, except as otherwise consented to in writing by the Buyer or as permitted by this Agreement:

          (a) Cooperation. Each of the Sellers and each of the Acquired Entities shall use its best efforts to obtain all consents and authorizations of third parties and to make all filings with and give all notices to third parties which may be necessary or reasonably required in order to effect the Transaction and shall take such additional actions as the Buyer may reasonably request in writing to cooperate so that the transactions contemplated by this Agreement may be expeditiously consummated.

          (b) Transactions in the Ordinary Course of Business. Each of the Sellers shall cause each of the Acquired Entities to enter into transactions only in the ordinary course of business.

          (c) Conduct of Business. Each of the Sellers shall, and shall cause each of the Acquired Entities to, conduct his or its business and affairs in such a manner as to assure reasonably that the representations and warranties of the Sellers contained in this Agreement shall continue to be true, correct and complete at and as of the Closing Date.

          (d) Maintenance of Books; Compliance. Each of the Sellers shall cause each of the Acquired Entities to maintain its respective books, accounts and records in the usual manner consistent with prior years and to use all reasonable efforts to duly comply in all material respects with all laws or decrees applicable to it and the conduct of its respective business.

          (e) Access to Properties. Each of the Acquired Entities shall give to the Buyer and to its counsel, accountants, and other representatives, full access during normal business hours, upon reasonable prior notice, to all of the properties, books, tax returns, contracts, commitments and records of each of the Acquired Entities and shall furnish to the Buyer copies of all such documents, authenticated in a manner and to the extent reasonably requested by the Buyer, and information with respect to its affairs, as the Buyer may from time to time reasonably request.

          (f) Settlement of Obligations. All obligations owed to any of the Acquired Entities by any of the Sellers or their Affiliates or any Affiliate (other than an Acquired Entity) of any of the Acquired Entities, except as otherwise contemplated by this Agreement, shall be paid in full and satisfied. All obligations of any of the Acquired Entities to any such other person shall be paid. Each of the Acquired Entities and the Sellers shall be released from all guarantees of the obligations of such other persons.

          (g) Further Disclosure. From time to time prior to the Closing Date, the Sellers shall promptly disclose in writing to the Buyer any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be disclosed as an exception to the representations and warranties of the Sellers. No such disclosure shall have the effect of curing any misrepresentation or breach of any warranty without the written consent of the Buyer, unless the Buyer consummates the Transaction following such disclosure.

          Section 11. Covenants of the Buyer. The Buyer covenants and agrees that, prior to the Closing Date, except as otherwise consented to in writing by the Sellers or as permitted by this Agreement:

          (a) Cooperation. The Buyer shall use its best efforts to obtain all consents and authorizations of third parties and to make all filings with and give all notices to third parties which may be necessary or reasonably required in order for it to effect the Transaction and shall take such additional actions as the Sellers may reasonably request in writing to cooperate so that the transactions contemplated by this Agreement may be expeditiously consummated; provided, however, that neither the Buyer nor any shareholder of the Buyer shall be obligated to make any financial concessions or to guarantee the obligations of any other party in connection with the Buyer's efforts under this Section 11(a), except as expressly contemplated by this Agreement.

          (b) Further Disclosure. From time to time prior to the Closing Date, the Buyer shall promptly disclose in writing to the Sellers any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be disclosed as an exception to the representations and warranties of the Buyer. No such disclosure shall have the effect of curing any misrepresentation or breach of any warranty without the written consent of the Sellers, unless the Sellers consummate the Transaction following such disclosure.

          (c) Best Efforts to Obtain Required Financing. The Buyer shall use its best efforts in good faith to obtain any and all financing required for it to consummate the Transaction on terms reasonably acceptable to the Buyer.

          Section 12. Conditions Precedent to the Obligations of the Sellers. All obligations of the Sellers under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, which conditions may be waived only by the Sellers:

          (a) The representations and warranties of the Buyer herein contained shall be true and correct as of the date hereof and shall continue to be true and correct as of the Closing Date with the same force and effect as though made as of the Closing Date.

          (b) The Buyer shall have performed or complied with all the obligations, agreements and covenants of the Buyer herein contained to be performed by it prior to or as of the Closing Date.

          (c) The Sellers shall have received a certificate of the Buyer as to compliance with paragraphs (a) and (b) of this Section 12.

          (d) Messrs. Nixon, Hargrave, Devans & Doyle LLP, counsel to the Buyer, shall have delivered to the Sellers an opinion, dated the Closing Date, in substantially the form attached hereto as Exhibit I.

          (e) No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened, seeking to restrain, prevent or change the Transaction or seeking judgments against the Sellers, any of the Acquired Entities or the Buyer awarding substantial damages in respect of the Transaction.

          (f) All deliveries required to be made under this Agreement to the Sellers at or before the Closing Date shall have been received by the Sellers.

          (g) The Buyer shall have entered into the Employment Agreements with Samuel P. Scott, Gregory K. Scott and Drew E. Scott, in substantially the forms attached hereto as Exhibits B and C, with such changes thereto as the parties hereto agree.

          (h) The Buyer shall have adopted the Incentive Compensation Plan in substantially the form attached hereto as Exhibit F, with such changes to Sections 4(a), 5(a), 5(d) and 5(e) thereof as shall be acceptable to the Sellers.

          (i) The Buyer shall have entered into the Stock Subscription Agreement(s) with the Sellers and/or their designees (which shall include, but not be limited to, Wayne Roberts, Lannis Thomas and Tim Vinson) relating to their acquisition of an aggregate 10% equity interest in the Buyer for $100,000, in substantially the form attached hereto as Exhibit G, and the Sellers shall have been granted representation on the Board of Directors of the Buyer for so long as amounts payable under the Incentive Compensation Plan remain outstanding.

          (j) The balance sheet of GMH as of October 31, 1995 shall reflect (i) Working Capital of at least $3,250,000, (ii) accounts receivable from M/H Retail, Inc. of not more than $250,000, and (iii) Net Worth of at least $7,560,000.

          (k) The Sellers shall have been released from all personal guarantees securing the obligations of GMH.

          Section 13. Conditions Precedent to the Obligations of the Buyer. All obligations of the Buyer under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, which conditions may be waived only by the Buyer:

          (a) The representations and warranties of the Sellers herein contained shall be true and correct as of the date hereof and shall continue to be true and correct as of the Closing Date with the same force and effect as though made as of the Closing Date.

          (b) The Sellers and GMH shall have performed or complied with all the obligations, agreements and covenants of the Sellers herein contained to be performed by them prior to or as of the Closing Date.

          (c) The Buyer shall have received a certificate from the Sellers and GMH as to compliance with paragraphs (a) and (b) of this Section 13.

          (d) Messrs. Holland & Knight, counsel to the Sellers and GMH, shall have delivered to the Buyer an opinion, dated the Closing Date, in substantially the form attached hereto as Exhibit H.

          (e) No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened, seeking to restrain, prevent or change the Transaction or seeking judgments against any of the Sellers, any of the Acquired Entities or the Buyer awarding substantial damages in respect of the Transaction.

          (f) All deliveries required to be made under this Agreement to the Buyer on or before the Closing Date shall have been received by the Buyer.

          (g) The Buyer shall have received evidence, satisfactory to it and its counsel, that all of the consents disclosed in Schedule 7(d) hereto have been duly obtained.

          (h) Samuel P. Scott, Gregory K. Scott and Drew E. Scott shall have entered into their respective Employment Agreements with the Buyer in substantially the forms attached as Exhibits B and C, with such changes thereto as the parties hereto shall agree.

          (i) The Buyer shall have obtained senior and subordinated financing for the Transaction on terms reasonably acceptable to the Buyer.

          (j) The Buyer shall have received an audited balance sheet of each of the Acquired Entities as at October 31, 1995, examined by Arthur Andersen LLP which shall reflect no breach of Sellers' representations, warranties or covenants contained in this Agreement, together with a schedule of cash transactions from the date of such balance sheet to the Closing Date.

          (k) All of the funded indebtedness of GMH shall have been repaid in full (or provision for such payment shall be made at Closing), and the cash balance of GMH on the Closing Date shall be at least $100,000 (after giving effect to such debt repayment).

          (l) The Sellers, the Escrow Agent and the Buyer shall have entered into the Escrow Agreement.

          (m) The Sellers shall have delivered to the Buyer true, correct and complete copies of the by-laws, articles of incorporation, operating agreements, other organizational and constituent documents and minute books of each of the Acquired Entities and all agreements, leases, licenses, financial statements, tax returns, Business Property Rights and insurance policies referred to in Sections 7(f), 7(g), 7(i), 7(j), 7(m), 7(o) and 7(p) hereof.

          (n) The Buyer shall have received a letter from Samuel P. Scott, in form and content acceptable to the Buyer, relating to his resignation as an officer and director of Sweetwater Homes, Inc. and agreeing not to participate in any way in the business of Sweetwater Homes, Inc.

          (o) The balance sheet of GMH as of October 31, 1995 shall reflect (i) Working Capital of at least $3,250,000, (ii) accounts receivable from M/H Retail, Inc. of not more than $250,000, and (iii) Net Worth of at least $7,560,000.

          (p) The Sellers shall have agreed to the terms of the Incentive Compensation Plan substantially in the form of Exhibit F attached hereto, with such changes to Sections 4(a), 5(a), 5(d) and 5(e) thereof as are acceptable to the Buyer.

          Section 14. Additional Covenants.

          (a) No Shop. From and after the execution of this Agreement and until the earlier of (i) termination of this Agreement in accordance with the provisions of Section 17 hereof and (ii) November 30, 1995, each of the Sellers, jointly and severally, agrees that such Seller shall not solicit from others, offers relating to, or engage with others in any discussions or negotiations relating to, participation in the acquisition of the Acquired Entities, whether such acquisition is proposed to be in the form of an acquisition of stock or otherwise.

          (b) Environmental Covenants. The parties hereto agree that promptly upon execution of this Agreement, the Buyer will commence and diligently pursue the environmental remediation with respect to the Premises listed on Schedule 14(b) hereto. The Buyer shall bear all costs of the environmental remediation listed on Schedule 14(b) hereto, together with any confirmatory sampling and any further remedial action on or around the Premises required or identified as a result of or in conjunction with such remediation and/or sampling up to a maximum of $100,000. Any and all costs of the environmental remediation listed on Schedule 14(b) hereto and any such confirmatory sampling and further remedial action in excess of $100,000 shall be borne by the Sellers and treated as a Loss, payable in accordance with the provisions of Section 15.

          Section 15. Indemnification; Survival.

          (a)  Indemnification by the Buyer.  Subject to the provisions of
Section 15(d) hereof, the Buyer shall indemnify and save harmless each of the Sellers, the Affiliates of the Sellers and their respective successors and assigns from, against, for and in respect of:

          (i) any Loss incurred or required to be paid because of the breach of any representation, warranty, covenant or agreement of the Buyer in this Agreement or in any document delivered by the Buyer pursuant to this Agreement; and

         (ii) any Litigation Expense incurred or required to be paid in connection with any matter indemnified against in Section 15(a)(i) hereof, except for Litigation Expense incurred in any claim, action, suit or proceeding brought by a party indemnified under Section 15(a)(i) hereof seeking indemnification hereunder in which there is not either a settlement or a final determination that such indemnified party is entitled to indemnification hereunder.

          (b) Joint and Several Indemnification by the Sellers. Subject to the provisions of Section 15(d) hereof, each of the Sellers jointly and severally shall indemnify and save harmless the Buyer, the Affiliates of the Buyer and their respective successors and assigns, from, against, for and in respect of:

          (i) any Loss incurred or required to be paid because of the breach of any representation, warranty, covenant or agreement of any Seller in this Agreement, other than those contained in Sections 7(m), 7(bb), 7(cc), 8, 14(a), 14(b) and 16 hereof, or in any document delivered by any of the Sellers or any of the Acquired Entities pursuant to this Agreement;

         (ii) any Loss incurred or required to be paid because of the breach of any representation or warranty contained in Section 7(m) of this Agreement and any obligation or payment by the Buyer in respect of federal, state, local, foreign and other income taxes ("income taxes") of any of the Acquired Entities, or of any affiliated group, as defined in the Code, which included any of the Acquired Entities (but only to the extent that the subject taxes are attributable to the Acquired Entities), for all taxable periods ended on or prior to the Closing Date, in excess of amounts (x) previously paid with respect thereto by any of the Acquired Entities (or, if applicable, by any such affiliated group), or
               (y) reflected in the Financial Statements referred to in Section 7(j) hereof, or (z) attributable to income of any of the Acquired Entities earned in the ordinary course of business after the Audit Date through and including the Closing Date, determined on a basis consistent with that used in determining tax liability on the Financial Statements referred to in Section 7(j) hereof;

        (iii) any Loss incurred or required to be paid arising out of the complaints filed by the following individuals against GMH with the Equal Employment Opportunity Commission: Anthony Harmon; Nelda A. Rollins; Donna J. Beasley; Susan E. Reynolds; Dorothy P. Woodie and Betty Fritz;

         (iv) any Loss incurred or required to be paid because of the breach of any representation, warranty, covenant or agreement of the Sellers contained in Section 7(bb) or 7(cc) of this Agreement, or in any document delivered by any Seller or any Acquired Entity pursuant thereto;

          (v) any Loss incurred or required to be paid because of the breach of any covenant or agreement contained in Section 14(a) hereof;

         (vi) any Loss incurred or required to be paid because of the breach of any covenant or agreement of the Sellers contained in Section 14(b) hereof; and

        (vii) any Litigation Expense incurred or required to be paid in connection with any matter indemnified against in Section 15(b)(i), (ii), (iv), (v) or (vi) hereof, except for Litigation Expense incurred in any claim, action, suit or proceeding brought by a party indemnified under Section 15(b)(i), (ii), (iv), (v) or
               (vi) hereof seeking indemnification hereunder in which there is not either a settlement or a final determination that such indemnified party is entitled to indemnification hereunder.

          (c) Several Indemnification by the Sellers. Each of the Sellers severally, but not jointly, shall indemnify and save harmless the Buyer, the Affiliates of the Buyer and their respective successors and assigns, from, against, for and in respect of:

          (i) any Loss incurred or required to be paid because of the breach of any representation, warranty, covenant or agreement of such Seller contained in Section 8 or 16 hereof; and

         (ii) any Litigation Expense incurred or required to be paid in connection with any matter indemnified against in Section 15(c)(i) hereof, except for Litigation Expense incurred in any claim, action, suit or proceeding brought by a party indemnified under Section 15(c)(i) hereof seeking indemnification hereunder in which there is not either a settlement or a final determination that such indemnified party is entitled to indemnification hereunder.

          (d)  Deductibles and Ceilings.

          (i)  Deductibles.

               (A) The Buyer shall be obligated to pay indemnity for any Loss described in Section 15(a)(i) hereof or any Litigation Expense described in Section 15(a)(ii) hereof relating thereto, only to the extent such Losses and Litigation Expenses exceed $300,000 in the aggregate.

               (B) The Sellers shall be obligated to pay indemnity for (1) any Loss described in Sections 15(b)(i) and 15(b)(iii) hereof, (2) any Litigation Expense described in Section 15(b)(vii) hereof relating thereto and (3) any Litigation Expense relating to any Loss described in Section 15(b)(ii) hereof, only to the extent such Losses and Litigation Expenses exceed $300,000 in the aggregate.

               (C) The Sellers shall be obligated to pay indemnity for any Loss described in Section 15(b)(vi) hereof, and any Litigation Expense described in Section 15(b)(vii) relating thereto, only to the extent that such Losses and Litigation Expenses exceed $100,000 in the aggregate.

         (ii)  Ceilings.

               (A) The Buyer shall not be obligated to pay indemnity for any Loss described in Section 15(a)(i) hereof and any Litigation Expense relating thereto in excess of $4,000,000 in the aggregate.

               (B) The Sellers shall not be obligated to pay indemnity for (1) any Loss described in Section 15(b)(i), 15(b)(iii) 15(b)(iv) or 15(b)(vi) hereof, (2) any Litigation Expense described in Section 15(b)(vii) hereof relating thereto and (3) any Litigation Expense relating to any Loss described in Section 15(b)(ii) hereof in excess of $4,000,000 in the aggregate; provided, however, that such $4,000,000 ceiling shall be reduced dollar-for-dollar for any and all amounts in excess of $1,000,000 earned by and paid to the Sellers under the Incentive Compensation Plan referred to in Section 15(i) hereof.

          (e) Notice. The indemnified party shall use its best efforts to give prompt written notice to the indemnifying party or parties of any claim or event known to it which does or may give rise to a claim by the indemnified party against the indemnifying party or parties based on this Agreement, stating the nature and basis of said claims or events and the amounts thereof, to the extent known.

          (f) Defense of Claims or Actions. In the event any claim, action, suit or proceeding is made or brought by third parties, with respect to which a party may be entitled to indemnity hereunder, the indemnified parties shall give written notice of such claim, action, suit or proceeding and a copy of the claim, process and all legal pleadings with respect thereto to the indemnifying parties within ten business days of being served with such claim, process or legal pleading. Such notice shall not be a condition precedent to any liability of the indemnifying parties under this Agreement unless the failure to give such notice results in actual prejudice to the indemnifying party. The indemnifying parties shall have the right to assume the defense of any such claim or action. If the indemnifying parties wish to assume the defense of such claim or action, such assumption shall be evidenced by written notice to the indemnified parties. After such notice, the indemnifying parties shall engage independent legal counsel of reputable standing selected by them and reasonably acceptable to the indemnified parties, to assume the defense and may contest, pay, settle or compromise any such claim or action on such terms and conditions as the indemnifying parties may determine. If the indemnifying parties assume the defense of any such claim, action, suit or proceeding, the indemnified parties shall have the right to employ their own counsel, at their own expense, and if the indemnified parties shall have reasonably concluded and specifically notified the indemnifying parties either that there may be specific defenses available to them which are different from or additional to those available to the indemnifying parties or that such claim, action, suit or proceeding involves or could have a material adverse effect upon them with respect to matters beyond the scope of the indemnity provided hereunder, then the counsel representing them, to the extent made necessary by such defenses, shall have the right to direct such defenses of such claim, action, suit or proceeding in its behalf. In the event that the indemnifying parties shall not agree in writing to assume the defense of such claim or action, the indemnified parties may engage independent counsel of reputable standing selected by them to assume the defense and may contest, pay, settle or compromise any such claim or action on such terms and conditions as the indemnified parties may determine; provided, however, that the indemnified parties shall not settle or compromise any claim or action without the prior consent of the indemnifying parties if such indemnifying parties acknowledge in writing their liability for any Loss or Litigation Expense incurred or required to be paid in respect of such claim or action. The fees and expenses of such counsel shall constitute Litigation Expenses. The indemnified parties and the indemnifying parties shall cooperate in good faith in connection with such defense and all such parties shall have the right to employ their own counsel, but, except as provided above, the fees and expenses of their counsel shall be at their own expense. The indemnified parties or the indemnifying parties, as the case may be, shall be kept fully informed of such claim, action, suit or proceeding at all stages thereof whether or not they are represented by their own counsel.

          (g) Cooperation. The parties hereto agree to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any claim, action, suit or proceeding brought by any third party. Where independent counsel has been selected by the indemnifying parties or by the indemnified parties pursuant to Section 15(f) hereof, the indemnifying parties or the indemnified parties, as the case may be, shall be entitled to rely upon the reasonable advice of such counsel in the reasonable conduct of the defense, and no indemnifying party shall be relieved of liability hereunder by reason of such reliance or the defense conducted by such counsel.

          (h) Escrow. To secure the Sellers' obligations to indemnify the Buyer against (i) any Loss pursuant to Sections 15(b)(i), 15(b)(ii), 15(b)(iii), 15(b)(iv) and 15(b)(vi) and 15(c)(i) hereof and (ii) any Litigation Expense pursuant to Section 15(b)(vii) and 15(c)(ii) hereof with respect thereto, the Buyer shall deposit the Escrowed Funds with the Escrow Agent in accordance with the provisions of Section 3(b) hereof. The Escrow Agent shall hold and dispose of the Escrowed Funds and shall act as Escrow Agent in accordance with the terms of the Escrow Agreement. Nothing contained in this Section 15(h) is intended to diminish the Buyer's rights to indemnity pursuant to Sections 15(b) and 15(c) hereof, and in the event the Buyer incurs or is required to pay a Loss or a Litigation Expense with respect thereto which is in excess of the Escrowed Funds, the Buyer shall continue to have all rights to indemnity pursuant to the terms of this Agreement, including, without limitation, the right to set off against the Incentive Compensation Plan pursuant to Section 15(i) hereof, subject to the limitations provided in Section 15(d) hereof.

          (i) Set Off Rights. Each of the Sellers agrees that in the event that either the Buyer incurs or is required to pay a Loss or Litigation Expense for which it is entitled to indemnity pursuant to Section 15(b) or Section 15(c) hereof, the full amount of any such Loss and Litigation Expense shall be set off against amounts owed, but not theretofore paid, by the Buyer to the Sellers pursuant to the Incentive Compensation Plan to the extent such Loss or Litigation Expense is not otherwise paid by the Sellers, regardless of whether such Loss or Litigation Expense is paid from the Escrowed Funds or otherwise. In the event the Buyer exercises its set off rights hereunder against the Incentive Compensation Plan, it will give the Sellers written notice thereof, including the amount to be set off, and upon the giving of such notice, the amount due to the Sellers shall automatically be reduced by the amount set forth in the notice as if such amount had been prepaid by the Buyer and applied to the payments in the order of maturity. Anything herein to the contrary notwithstanding, the foregoing set-off rights of the Buyer shall apply only to amounts owed, but not theretofore paid, by the Buyer to the Sellers pursuant to the Incentive Compensation Plan, and any amounts theretofore earned and paid to the Sellers pursuant to the Incentive Compensation Plan shall not thereafter be subject to any claim by the Buyer except with respect to a Loss for which the Sellers shall have an indemnification obligation to the Buyer pursuant to Section 15(b)(ii) hereof.

          (j) Survival. All representations, warranties, covenants and agreements contained herein shall survive the execution, delivery and consummation of this Agreement for a period of two years following the Closing Date, except for (a) the covenants contained in Section 16 hereof, which shall survive for a period of five years following the Closing Date; (b) the representations, warranties and covenants contained in Sections 7(m) and 15(b)(ii) hereof, and the indemnification obligations relating thereto pursuant to Section 15 hereof, which shall survive until the expiration of the applicable statutes of limitations; (c) the covenants contained in Section 14(b) hereof, which shall survive until the expiration of the applicable statute of limitations; and (d) the representations and warranties contained in Sections 7(bb), 7(cc) and 8 hereof, and the indemnification obligations relating thereto contained in Section 15 hereof, which shall survive until the expiration of the applicable statute of limitations. In addition, if written notice of a violation or breach of any specified representation, warranty, covenant or agreement is given to the party charged with such violation or breach during the period provided for in the preceding sentence, such representation, warranty, covenant or agreement shall continue to survive until such matter has been resolved by settlement, litigation (including all appeals related thereto) or otherwise.

          (k) Exclusive Remedy. It is understood and agreed by the parties hereto that, in the event the transactions contemplated herein are consummated, the indemnification and set-off rights of the Buyer provided in this Section 15 shall be the sole and exclusive remedy of the Buyer, the Affiliates of the Buyer, and their respective successors and assigns to redress or obtain satisfaction or indemnity with respect to any breach by any one or more of the Sellers of any one or more of the representations, warranties or covenants contained in Sections 7, 8 and 10 hereof, except for claims arising out of any willful fraud committed by any of the Sellers. Except as set forth in the immediately preceding sentence, any and all other remedies or causes of action which might otherwise relate thereto or accrue to the Buyer in connection therewith are hereby knowingly and expressly waived and released by the Buyer. It is acknowledged by the Buyer that the agreements contained in this Section 15
(k) are material inducements to the Sellers to engage in the transactions contemplated by this Agreement and that the Sellers would not have entered into this Agreement but for the foregoing understanding and agreement.

          Section 16. Covenants Against Competition. Each of the Sellers acknowledges that (i) the business of producing and distributing at wholesale manufactured housing (the "Business") is conducted by the Acquired Entities in eleven (11) contiguous southeastern states, i.e., Florida, Georgia, South Carolina, North Carolina, Virginia, West Virginia,

Alabama, Mississippi, Louisiana, Kentucky and Tennessee (collectively, the "Current Market Area"), and the Business involves the identification and development of new markets relating to the production and distribution at wholesale of manufactured housing; (ii) the Acquired Entities have developed trade secrets and confidential information concerning the Business; and (iii) the agreements and covenants contained in this Section 16 are essential to protect the Business of the Acquired Entities following the consummation of the transactions contemplated hereby. Accordingly, each of the Sellers severally covenants and agrees, with respect to himself, as follows:

          (a) Non-Compete. For a period of five years following the Closing (the "Restricted Period"), such Seller (or any other entity 5% or more of the beneficial ownership of which is held by such Seller alone or together with any of the other Sellers or related family members (a "Controlled Entity")) shall not anywhere in the Current Market Area or any state contiguous thereto (i) engage in the Business by owning or operating facilities in the United States for its own account, or (ii) become a partner, owner, principal, employee, consultant or agent of any person or entity engaged in the Business, except for employment or consulting services performed for the Buyer under the agreements referred to in Sections 12(g) and 13(h) hereof or any amendments or renewals thereof; provided, however, that Sam Scott may continue to own no more than 20% of the equity of Sweetwater Homes, Inc. in accordance with the terms of the letter agreement described in Section 13(n) thereof.

          (b) Confidential Information. During and after the Restricted Period, such Seller and any Controlled Entity shall keep secret and retain in strictest confidence, and shall not use, in competition with or in a manner otherwise detrimental to the interests of the Buyer, for the benefit of himself or others other than the Buyer any confidential information, including without limitation any confidential "know-how," trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans and new personnel acquisition plans related to the Business ("Confidential Information"). The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, (i) information that becomes generally available to the public other than as a result of a disclosure by such Seller or a Controlled Entity or any agent or other representative thereof and (ii) general business methods applicable to the Business including, but not limited to, pricing policies, operational methods and marketing concepts. Neither such Seller nor any Controlled Entity shall have any obligation hereunder to keep confidential any of the Confidential Information to the extent disclosure of any thereof is required by law, or determined in good faith by such Seller to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; provided, however, that in the event disclosure is required by law such Seller or the Controlled Entity concerned shall provide the Buyer with prompt notice of such requirement so that the Buyer may seek an appropriate protective order.

          (c) Employees of the Buyer. During the Restricted Period, such Seller and any Controlled Entity shall not, directly or indirectly, (i) hire or solicit any employee of the Buyer or encourage any such employee to leave such employment, or (ii) solicit, induce or influence any customer, supplier, lender, lessor or any other person or entity which has a business relationship with the Buyer to discontinue or reduce the extent of such relationship with the Buyer.

          (d) Rights and Remedies Upon Breach. In the event such Seller or any Controlled Entity breaches, or threatens to commit a breach of, any of the provisions of this Section 16 (the "Restrictive Covenants"), the Buyer shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Buyer at law or in equity:

          (i) the right and remedy to enjoin the breaching party from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Buyer and that money damages would not provide an adequate remedy to the Buyer; and

         (ii) the right and remedy to require the breaching party to account for and pay over to the Buyer all compensation, profits, monies, accruals, increments or other benefits derived or received by such party as the result of any transactions constituting a breach of the Restrictive Covenants.

          (e) Severability of Covenants. Such Seller acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          (f) Blue-Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

          (g) Enforceability in Jurisdictions. The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Buyer's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

          Section 16-A. Buyer's Post-Closing Covenants. Buyer covenants and agrees to use its best efforts in good faith following consummation of the Transaction to defend vigorously any claims asserted against any of the Acquired Entities that could result in a Loss for which Sellers might have indemnification obligations under Sections 15(b)(ii) or (iii) hereof. In connection with such defense, Buyer agrees to employ independent legal counsel of reputable standing reasonably acceptable to the Sellers. Additionally, in connection with any claims for which the Sellers might have indemnification obligations pursuant to Section 15(b)(ii) hereof, the Buyer agrees, if requested by the Sellers, to utilize the services of Arthur Andersen LLP to assist in the defense of any additional tax assessment.

          Section 17. Termination. Notwithstanding anything to the contrary herein, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

          (a) by the mutual consent of the Sellers and the Buyer at any time prior to the Closing Date;

          (b) by action of the Board of Directors of the Buyer if there exists a material breach of any representation, warranty, covenant or agreement made to the Buyer under this Agreement (which breach cannot be cured or is not cured upon 15 days written notice) or if any condition to the obligation of the Buyer hereunder becomes impossible to fulfill in any material way, or if the Closing has not occurred by the Closing Date, as such may have been extended by mutual written consent of the parties;

          (c) by Samuel P. Scott if there exists a material breach of any representation, warranty, covenant or agreement made to the Sellers (which breach cannot be cured or is not cured upon 15 days written notice) or if any condition to the obligation of the Sellers hereunder becomes impossible to fulfill in any material way, or if the Closing has not occurred by the Closing Date, as such may have been extended by mutual written consent of the parties; or

          (d) by Samuel P. Scott or the Buyer if the Transaction has not been consummated by November 30, 1995.

          Upon the termination of this Agreement under this Section 17, no party hereto shall have any further liability or obligation to any other party hereunder, except for the obligation of each party to pay its own expenses as set forth in Section 19 hereof.

          Section 18. Amendments; Waivers, Etc. This Agreement may be amended, modified and supplemented by written agreement approved by the Sellers and the Buyer at any time prior to the Closing Date with respect to any of the terms contained herein. Prior to or on the Closing Date, the parties hereto may in writing (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered hereunder, and (iii) waive compliance with any of the agreements or conditions contained herein.

          Section 19. Expenses. Whether the Transaction is consummated or not, each party hereto shall bear all of its own expenses, including, without limitation, the fees and disbursements of its counsel; provided, however, that if the Transaction is consummated, the Buyer shall (a) reimburse the Sellers for the cost of the Environmental Reports and the audited balance sheet prepared by Arthur Andersen LLP pursuant to Section 13(j) hereof and (b) reimburse the Buyer for its expenses incurred in connection with the Transaction, including, without limitation, the fees and disbursements of its counsel.

          Section 20. Notices, Etc. All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) if sent by telecopy, when receipt thereof is acknowledged at the telecopy number below, (c) the second day following the day on which the same has been delivered prepaid to a national air courier service or (d) five business days following deposit in the mails registered or certified, postage prepaid, in each case, addressed as follows:

               If to the Sellers:

               c/o Samuel P. Scott
               General Manufactured Housing, Inc.
               P.O. Box 1449
               Waycross, Georgia  31502-1449
               Telecopy:  912-285-1397

               with a copy to:

               Neal L. Conner, Esq.
               Kopp and Conner, P.C.
               1008 Plant Avenue
               Waycross, Georgia  31502
               Telecopy:  912-285-9813

               and

               L. Kinder Cannon III, Esq.
               Holland & Knight
               50 North Laura Street, Suite 3900
               P.O. Box 52687
               Jacksonville, Florida  32201-2687
               Telecopy:  904-358-1872

               If to the Buyer:

               Gary M. Brost, President
               GMH Acquisition Corp.
               369 Franklin Street
               Buffalo, New York  14202
               Telecopy:  716-857-6490

               with a copy to:

               Charles P. Jacobs, Esq.
               Nixon, Hargrave, Devans & Doyle LLP
               1600 Main Place Tower
               Buffalo, New York  14202
               Telecopy:  716-853-8109

or to such other person or persons at such address or addresses as may be designated by written notice hereunder.

          Section 21. Assignment. Neither the Sellers nor the Buyer may assign or convey this Agreement or any of their respective rights or obligations hereunder to any other party; provided, however, that (a) the Buyer may assign any or all of its rights hereunder to an institutional lender or lenders providing financing for the Transaction and (b) prior to the Closing Date, any one or more of the Sellers may assign all of his or her rights and obligations hereunder to the trustee of a trust all of the beneficial interests of which are owned by such Seller(s) or his, her or their immediate family members.

          Section 22. Applicable Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws or the State of Georgia without giving effect to conflict of laws principles thereof.

          Section 23. Entire Agreement. This Agreement and all Exhibits and Schedules hereto embody the entire agreement and understanding of the parties hereto and supersede any prior agreement or understanding between the parties.

          Section 24. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          Section 25. Headings. Headings of the Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

          Section 26. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, executors, successors and assigns; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights and remedies, obligations or liabilities under or by reason of this Agreement.

          Section 27. Publicity. The timing and content of any press release or other announcements regarding the transactions described herein shall be mutually acceptable.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.


                                 SELLERS:


                                 /s/   Kelly Scott Herold
                                 ------------------------------------
                                 KELLY SCOTT HEROLD, as Trustee


                                 /s/   Gregory Keith Scott
                                 ------------------------------------
                                 GREGORY KEITH SCOTT


                                 /s/   Drew Eric Scott
                                 ------------------------------------
                                 DREW ERIC SCOTT


                                 /s/   Samuel P. Scott
                                 ------------------------------------
                                 SAMUEL P. SCOTT, as Joint Tenant


                                 /s/   Sherry J. Scott
                                 ------------------------------------
                                 SHERRY J. SCOTT, as Joint Tenant


                                 GENERAL MANUFACTURED HOUSING, INC.



                                 By: /s/   Sam Scott
                                     --------------------------------
                                     Title:  Sam Scott, Chairman


                                 BUYER:
                                 GMH ACQUISITION CORP.



                                 By:/s/    Gary M. Brost
                                    ---------------------------------
                                   Gary M. Brost, President

                                   EXHIBIT A

                                   EXHIBIT A

                                SHARE OWNERSHIP


General Manufacturing Housing, Inc.

Name of Shareholder                 Number of Shares   Purchase Price

Kelly Scott Herold, Trustee             1,220

Gregory Keith Scott                     1,220

Drew Eric Scott                         1,220

Samuel P. Scott and
     Sherry J. Scott,
     Joint Tenants                      1,590


Lamar Housing LLC                   % of Interests     Purchase Price

Name of Member

General Manufactured
     Housing, Inc.                       99%

Samuel P. Scott                           1%

                                   EXHIBIT B

                                   EXHIBIT B

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


          THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is made and entered into as of October ____, 1995, by and between GMH ACQUISITION CORP., a Delaware corporation with an office at P.O. Box 1449, Waycross, Georgia 31502-1449 (the "Company") and SAMUEL P. SCOTT, currently residing at 4300 South Fletcher Avenue, Fernandina Beach, Florida 32034(the "Executive").

          The parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

          1.   Employment.

               1.1 The Company employs the Executive, and the Executive accepts such employment (the "Employment"), as Chief Executive Officer of the Company. The Executive agrees to accept the employment and agrees to remain in the employ of the Company during the Employment Term (as defined in Section 2 hereof) and any extensions thereof and to perform such lawful duties as are from time to time assigned to him by the Board of Directors of the Company (the "Board") and which are normally associated with the position of Chief Executive Officer in the manufactured housing industry and generally consistent with past practices of the Company.

               1.2 During the Employment Term and any extensions thereof, the Executive will devote his best efforts and full business time, skill and attention to the performance of his duties on behalf of the Company.

          2. Term of Employment. Subject to the provisions of Section 6 hereof, the term of the Executive's employment hereunder shall be from the date hereof until December 31, 2000 (the "Employment Term").

          3.   Compensation.

               3.1 The Company agrees to pay, and the Executive agrees to accept, as base compensation for all services to be rendered by the Executive in any capacity to the Company or its affiliates during the Employment Term, a salary of $300,000 per annum, subject to such deductions and withholdings as may be required by law or by further agreement with the Executive (the "Base Salary"), payable in arrears in equal bi-weekly installments. The Base Salary may be increased from time to time in the discretion of the Board. Any such increases shall be added to the Base Salary then being paid to the Executive, and the sum thereof shall then become the Base Salary for each successive year, until further adjusted in accordance with the provisions of this Section 3.1.

               3.2 In addition to the Base Salary, the Executive shall participate in the Company's Executive Bonus Plan, a copy of which is attached hereto as Exhibit 1, (the "Plan") subject to the terms and conditions of the Plan. The Executive's "Participant Percentage" under the Plan will never be less than 20% of the "Bonus Pool" (as such terms are defined in the Plan). The Company will award not less than a $100,000 incentive award to the Executive for the 1996 Plan Year regardless of the size of the Bonus Pool.

               3.3 The Company shall reimburse the Executive for all reasonable and necessary expenses incurred by the Executive in connection with the Employment, including without limitation, travel and lodging expenses and charges incurred on a Company credit card for business entertainment. Such expenses shall be reimbursed to the Executive by the Company after the Executive's submittal of an invoice to the Company with respect to the reimbursable expenses incurred by him. All invoices for reimbursable expenses shall include adequate supporting documentation of the expenses incurred by the Executive, including receipts.

          4. Additional Benefits. During the Employment Term, the Company shall provide the following additional benefits to the Executive:

               4.1 The Executive shall be entitled to paid vacation during each calendar year in such amounts and at such times as the Executive in his sole discretion, shall determine consistent with past practice and in accordance with the Executive's obligations under this Agreement.

               4.2 The Company shall provide the Executive with health, medical and hospitalization insurance benefits equal to those provided by the Company to other executive officers of the Company. In addition, the Executive shall be permitted, if and to the extent eligible, to participate in any pension plan or other "fringe benefits" of the Company, which may be available generally to other executive officers of the Company.

               4.3 So long as the Company shall own or lease on an exclusive basis an airplane, the Executive or his family members shall be entitled to personal use thereof, subject to the business requirements of the Company, at the rate of ten (10) hours of flying time per month on a cumulative basis. The Executive shall be deemed to have received additional compensation in the amount of $175.00 for each such hour of actual personal use of such Company airplane.

               4.4 To defray the expenses of operating his personal automobile in connection with the performance of his duties hereunder, the Executive shall be entitled to an automobile allowance in the amount of $500.00 per month.

               4.5 The Company shall maintain during the term of this Agreement and pay all premiums on that certain key-man, split-dollar life insurance presently in force (or a substitute policy of comparable quality) insuring the life of the Executive and carrying a death benefit of not less than $600,000. The beneficiary(ies) of such life insurance shall be designated by the Executive.

               4.6 The Company shall obtain, maintain throughout the term of this Agreement and pay all premiums on a policy or policies of disability insurance covering the Executive for the lesser of (a) the maximum amount permitted by law and (b) $300,000 per annum, payable to not less than age 70, reasonably obtainable under the circumstances. Such policy or policies of disability insurance shall provide for commencement of benefits payable thereunder immediately following any termination of the Executive's employment pursuant to Section 6.5 hereof.

               4.7 During the term of this Agreement, the Executive or his designee(s) shall be entitled to the exclusive use and enjoyment of the six (6) season tickets to the Jacksonville Jaguars NFL football games. Additionally, upon termination of this Agreement, the Company shall sell and assign to Executive all remaining tickets for the balance of the then current season and all rights and/or licenses to purchase such season tickets in the future, all at the face value thereof.

               4.8 The Executive shall have the right, in his sole discretion, to designate the recipients of any and all incentive travel and other benefits awarded by suppliers of the Company for the year 1995.

          5.   Insurance. In addition to any insurance coverage provided for in
Section 4 hereof, the Company may, in its discretion, purchase or renew insurance on the life of the Executive, with the Company or a lender of the Company as beneficiary in an amount determined by the Company or such lender from time to time. The Executive agrees to submit to medical examinations and otherwise to cooperate with the Company and any such lender in connection with obtaining such insurance.

          6.   Termination.

               6.1 In the event the Executive's employment is terminated for "Cause", the Executive shall have no further rights under this Agreement, except the right to receive the Base Salary up to the date of termination by the Company of the Executive's employment hereunder. The decision to terminate the Executive under this Section 6.1 shall be made by the Board. The term "Cause" shall mean any of the following: (a) any deliberate or intentional act or omission by the Executive with the intent of causing damage to the Company's relationships with its lenders, suppliers or customers; (b) any fraud, misappropriation or embezzlement by the Executive involving properties, assets or funds of the Company; (c) a conviction of the Executive, or plea of nolo contendere by the Executive, to any crime or offense involving monies or other property of the Company or any other felony or criminal act involving moral turpitude; (d) any usurpation by the Executive of a corporate opportunity of the Company or the Executive's willful and continual neglect of or willful and continual failure to perform any of his material duties, responsibilities or obligations as an employee of the Company, but only after notice of such usurpation, neglect or failure is delivered to the Executive and the Executive fails or refuses to remedy such usurpation, neglect or failure to the reasonable satisfaction of the Board within thirty (30) days after the receipt of such notice; provided, that any action or omission taken by the Executive in good faith and in the reasonable belief that such action or omission was in the best interests of the Company shall not constitute "Cause"; or (e) the violation by the Executive of Section 7 of this Agreement or of any other non-competition agreement or covenant binding upon the Executive.

               6.2 In the event the Executive's employment is terminated without "Cause", the Executive shall have no further rights under this Agreement except the right to receive (a) the Base Salary for the balance of the term of this Agreement, payable in arrears, in bi-weekly installments, (b) any amounts due in accordance with the terms of the Plan, (c) all benefits under Section 4.1 hereof which have accrued as of the date of termination and (d) uninterrupted continuation of all rights and benefits accorded the Executive under Sections 4.2, 4.5 and 4.6 hereof for the duration of this Agreement. Additionally, upon termination by the Company of the Executive's employment without "Cause", the Executive and the other participants in the Incentive Compensation Plan shall be entitled to immediate payment of their respective shares of an amount equal to the difference between $4,000,000 and the aggregate amount of payments theretofore made to the Executive and the other participants pursuant to such Plan or set off pursuant to Section 15(i) of the Stock Purchase Agreement dated as of October __, 1995 by and among the Company, the Executive and certain other parties thereto.

               6.3 In the event of the Executive's death during the Employment Term, the Employment Term shall terminate automatically as of the date of the Executive's death, and the Executive's executor, administrator or other legal representative shall have no further rights hereunder, except the right to receive (a) the Base Salary up to the date of the Executive's death and
(b) any amounts due under the Plan.

               6.4 If for any reason (other than pursuant to Section 6.3 or 6.5), the Executive resigns from his employment hereunder, this Agreement shall terminate automatically, and the Executive shall have no further rights hereunder, except the right to receive the Base Salary up to the date of the Executive's resignation.

               6.5 If, by reason of any illness, disability or incapacity, the Executive is unable to perform his duties under this Agreement for a period of six (6) consecutive months (or shorter periods aggregating to nine (9) months in any twelve (12) month period) ("Disability"), the Company may terminate the Employment Term as of the last day of such six (6) or nine (9) month period, as the case may be, or as of such other day thereafter, provided the Executive remains unable to perform his duties hereunder. The Executive or his legal representative, if one is appointed, shall be entitled to receive, within sixty
(60) days after the date of such termination, any amounts payable to the Executive pursuant to this Agreement up to the date of termination of this Agreement. Notwithstanding the foregoing, if the Executive suffers a Disability and his employment hereunder is not terminated, the Executive shall be entitled to receive any amounts owing to him hereunder, less any disability insurance payments which Executive receives pursuant to disability insurance provided by the Company hereunder.

               6.6 Upon the termination of the Executive's employment pursuant to this Section 6, the Executive shall have no further rights under this Agreement except as expressly provided in this Section 6.

          7.   Non-Competition, Non-Interference and Non-Disclosure.

               7.1 The Executive acknowledges that: (a) the business of producing and distributing at wholesale, manufactured housing, currently conducted and as conducted from time to time throughout the term of this Agreement (collectively, the "Business") is conducted by and is proposed to be conducted by the Company throughout the states of Florida, Georgia, South Carolina, North Carolina, Virginia, West Virginia, Alabama, Mississippi, Louisiana, Kentucky and Tennessee (the "Company's Market"); (b) the Business involves the identification and development of new products and markets relating to the production and distribution at wholesale of manufactured housing; (c) the Company has developed trade secrets and confidential information concerning the Business; and (d) the agreements and covenants contained in this Section 7 are essential to protect the Business of the Company. In order to induce the Company to enter into this Employment Agreement, the Executive covenants and agrees that:

               7.2 For a period commencing on the date of this Agreement and ending (a) on the date that the Executive's employment is terminated without Cause, or (b) in the case of the expiration of this Agreement or the Executive's voluntary resignation or termination with Cause, on the date which is two years following such expiration, resignation or termination of this Agreement, neither the Executive nor any entity of which 5% or more of the beneficial ownership is held by the Executive or a related family member ("Controlled Entity") will, anywhere in the Company's Market, directly or indirectly own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, director, officer, "Key Employee" (defined herein to include any person who is employed in a management, executive, supervisory, marketing or sales capacity for another person), joint venturer, investor or other participant, any business which competes with the Business ("Competitive Business") without regard to (i) whether the Competitive Business has its office, manufacturing or other business facilities within or without the Company's Market, (ii) whether any of the activities of the Executive referred to above occur or are performed within or without the Company's Market or (iii) whether the Executive resides, or reports to an office, within or without the Company's Market.

               7.3 During the period commencing on the date of this Agreement and ending on the date which is two years following the expiration or termination of this Agreement, whether by resignation, termination with or without Cause, or otherwise (the "Restricted Period"), neither the Executive nor any Controlled Entity will directly or indirectly solicit, induce or influence any customer, supplier, lender, lessor or any other person which has a business relationship with the Company, or which had on the date of this Agreement, a business relationship with the Company, to discontinue or reduce the extent of such relationship with the Company.

               7.4 During the Restricted Period, neither the Executive nor any Controlled Entity will directly or indirectly recruit, solicit or otherwise induce or influence any employee or sales agent of the Company or any of its affiliates to discontinue such employment or agency relationship with the Company. During the Restricted Period, neither the Executive nor any Controlled Entity will employ or seek to employ, or cause or induce any Competitive Business to employ or seek to employ for any Competitive Business, any person who is then (or was at any time within six months prior to the date the Executive or the Competitive Business employs or seeks to employ such person) employed by the Company. Nothing herein shall prevent the Executive from providing a letter of recommendation to an Employee with respect to a future employment opportunity.

               7.5 During the Restricted Period and thereafter, neither the Executive nor any Controlled Entity will directly or indirectly disclose to anyone, or use or otherwise exploit for the Executive's or any Controlled Entity's own benefit or for the benefit of anyone other than the Company, any confidential information, including, without limitation, any confidential "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, computer software, business acquisition plans and new personnel acquisition plans of the Company related to the Business or any portion or phase of any scientific or technical information, design, process, procedure, formula or improvement of the Company that is valuable and not generally known to the competitors of the Company whether or not in written or tangible form (hereinafter referred to as "Confidential Information"). The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, (a) information that becomes generally available to the public other than as a result of a disclosure by the Executive or a Controlled Entity or any agent or other representative thereof and (b) general business methods applicable to a sales business including, but not limited to, pricing policies, operational methods and marketing concepts. Neither the Executive nor any Controlled Entity shall have any obligation hereunder to keep confidential any Confidential Information to the extent disclosure of any thereof is required by law, or determined in good faith by the Executive to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; provided, however, that in the event disclosure is required by law, the Executive or the Controlled Entity concerned shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order.

               7.6 In the event the termination or expiration of this Agreement, the covenants and agreements contained in this Section 7 shall survive, shall continue thereafter, and shall not expire unless and except as expressly set forth in such Sections.

               7.7 The parties to this Agreement agree that (a) if either the Executive or any Controlled Entity breaches any provision of this Section 7, the damage to the Company will be substantial, although difficult to ascertain, and money damages will not afford the Company an adequate remedy, and (b) if either the Executive or any Controlled Entity is in breach of this Agreement, or threatens a breach of this Agreement, the Company shall be entitled, in addition to all other rights and remedies as may be available to the Company at law or in equity, to (i) specific performance, (ii) injunctive and other equitable relief to prevent or restrain a breach of this Agreement and (iii) require the breaching party to account for and pay over to the Company all compensation, profits, monies, accruals or other benefits derived or received by such party as the result of any transactions constituting a breach hereof.

               7.8 If any court determines that any provision of this Section 7 is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the scope or duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

               7.9 Notwithstanding anything to the contrary contained herein, a continuation of the Executive's present twenty percent (20%) equity interest in Sweetwater Homes, Inc. ("Sweetwater"), a current competitor of the Company, shall not be deemed a violation or breach of any of the provisions of this
Section 7, so long as the Executive does not, from and after the date of this Agreement, directly or indirectly: (i) increase his equity interest in Sweetwater; (ii) serve as an officer, director or employee of, or consultant to Sweetwater; or (iii) otherwise assist Sweetwater in any aspect of its operations.

          8.   Additional Covenants of Company.

               (a) If at any time during the term of this Agreement the Company shall decide to sell the airplane hangar owned by it on the date hereof, the Company shall first offer such property for sale to the Executive at such purchase price and on such terms as the Company shall deem reasonable under the circumstances. The Executive shall have fifteen (15) business days in which to exercise his purchase option and an additional thirty (30) days in which to consummate the purchase transaction should he elect to purchase such property. If the Executive fails or refuses to exercise his purchase option within the prescribed 15-day period, the Company may offer such property for sale to any third party at a price and on terms no more favorable to the prospective purchaser than those offered to the Executive.

               (b) If at any time during the term of this Agreement the Company shall decide not to exercise one or both of the purchase options that are included in the leases in existence on the date hereof covering the Company's Plants No. 4 and 5, respectively (the "Purchase Options"), prior to the expiration of the Purchase Options, the Company shall permit the Executive to purchase such properties for his personal use and benefit pursuant to the terms and conditions of the Purchase Options as if the Company were exercising such Purchase Options.

          9. Headings. The section headings of this Agreement are for convenience of reference only and are not to be considered in the interpretation of the terms and conditions of this Agreement.

         10. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) if sent by telecopy, when receipt thereof is acknowledged at the telecopy number below, (c) the day following the day on which the same has been delivered prepaid for overnight delivery to a national air courier service or (d) three business days following deposit in the United States Mail, registered or certified, postage prepaid, in each case, addressed as follows:

     If to the Company:  GMH Acquisition Corp.
                         P.O. Box 1449
                         Waycross, Georgia  31502-1449
                         Attn:  Gary M. Brost
                         Telecopy:  _____________

     with copies to:     Strategic Investments &
                         Holdings, Inc.
                         369 Franklin Street
                         Buffalo, New York  14202
                         Attn:  Gary M. Brost
                         Telecopy:  716-857-6490

                         Nixon, Hargrave, Devans & Doyle LLP
                         1600 Main Place Tower
                         Buffalo, New York 14202
                         Attn: Charles P. Jacobs, Esq.
                         Telecopy: 716-853-8109

     If to the
      Executive:         Samuel P. Scott
                         4300 South Fletcher Avenue
                         Fernandina Beach, Florida  32034
                         Telecopy:  __________________

     with a copy to:     Holland & Knight
                         50 North Laura Street
                         Jacksonville, Florida  32202
                         Attn:  L. Kinder Cannon, III, Esq.
                         Telecopy:  904-358-1872

          Any party may change the persons and address to which notices or other communications are to be sent by given written notice of such change to the other party in the manner provided herein for giving notice.

          11. Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or of the breach of any other term or covenant set forth in this Agreement. The failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

          12. Binding Nature; Assignment. This Agreement shall inure to the benefit of and be binding on the parties and their respective successors in interest, and shall not be assignable by either party without the written consent of the other; provided that nothing in this Section shall preclude the Executive from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators or other legal representatives of the Executive or his estate from assigning any rights hereunder to which they become entitled to the person or persons entitled thereto.

          13. Governing Law. This Agreement is entered into and shall be construed in accordance with the laws of the State of Georgia, without giving effect to conflict of laws principles thereof requiring application of the substantive laws of another jurisdiction.

          14. Invalidity or Unenforceability. If any term or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other term or provision hereof and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

          15. Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the Executive and the Company respecting the subject matter hereof, and supersedes all prior understandings and agreements concerning the subject matter hereof, oral or written, express or implied. This Agreement may not be modified or amended orally, but only by an agreement in writing, signed by the party against whom enforcement of any modification or amendment is sought.

          16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

                                   EXECUTIVE

                                   /s/ Samuel P. Scott
                                   ______________________________
                                   Samuel P. Scott


                                   COMPANY

                                   GMH ACQUISITION CORP.



                                   By: /s/ Gary M. Brost
                                       __________________________
                                       Gary M. Brost
                                       Title:  Executive Vice President

                                   EXHIBIT C

                                   EXHIBIT C

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT is made and entered into as of October ___, 1995, by and between GMH ACQUISITION CORP., a Delaware corporation with an office at P.O. Box 1449, Waycross, Georgia 31502-1449 (the

"Company") and [GREGORY KEITH/DREW ERIC] SCOTT, currently residing at _________________________________________________ (the "Executive").

          The parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

          1.   Employment.

               1.1 The Company employs the Executive, and the Executive accepts such employment (the "Employment"), as ______________________________ of the
Company. The Executive agrees to accept the employment and agrees to remain in the employ of the Company during the Employment Term (as defined in Section 2 hereof) and any extensions thereof and to perform such lawful duties as are from time to time assigned to him by the Chief Executive Officer or the Board of Directors of the Company (the "Board") and which are normally associated with the position of ______________________________ in the manufactured housing industry.

               1.2 During the Employment Term and any extensions thereof, the Executive will devote his best efforts and full business time, skill and attention to the performance of his duties on behalf of the Company.

          2. Term of Employment. Subject to the provisions of Section 6 hereof, the term of the Executive's employment hereunder shall be from the date hereof until December 31, 2000 (the "Employment Term").

          3.   Compensation.

               3.1 The Company agrees to pay, and the Executive agrees to accept, as base compensation for all services to be rendered by the Executive in any capacity to the Company or its affiliates during the Employment Term, a salary of $100,000 per annum, subject to such deductions and withholdings as may be required by law or by further agreement with the Executive (the "Base Salary"), payable in arrears in equal bi-weekly installments. The Base Salary may be increased from time to time in the discretion of the Board. Any such increases shall be added to the Base Salary then being paid to the Executive, and the sum thereof shall then become the Base Salary for each successive year, until further adjusted in accordance with the provisions of this Section 3.1.

               3.2 In addition to the Base Salary, the Executive shall participate in the Company's Executive Bonus Plan, a copy of which is attached hereto as Exhibit 1, (the "Plan") subject to the terms and conditions of the Plan. The Executive's "Participant Percentage" under the Plan will never be less than 20% of the "Bonus Pool" (as such terms are defined in the Plan). The Company will award not less than a $100,000 incentive award to the Executive for the 1996 Plan Year regardless of the size of the Bonus Pool.

               3.3 The Company shall reimburse the Executive for all reasonable and necessary expenses incurred by the Executive in connection with the Employment, including without limitation, travel and lodging expenses and charges incurred on a Company credit card for business entertainment. Such expenses shall be reimbursed to the Executive by the Company after the Executive's submittal of an invoice to the Company with respect to the reimbursable expenses incurred by him. All invoices for reimbursable expenses shall include adequate supporting documentation of the expenses incurred by the Executive, including receipts.

          4. Additional Benefits. During the Employment Term, the Company shall provide the following additional benefits to the Executive:

               4.1 The Executive shall be entitled to ____ (__) weeks of paid vacation during each calendar year.

               4.2 The Company shall provide the Executive with health, medical and hospitalization insurance benefits equal to those provided by the Company to other executive officers of the Company. In addition, the Executive shall be permitted, if and to the extent eligible, to participate in any pension plan or other "fringe benefits" of the Company, which may be available generally to other executive officers of the Company.

               4.3 To defray the expenses of operating his personal automobile in connection with the performance of his duties hereunder, the Executive shall be entitled to an automobile allowance in the amount of $200.00 per month.

          5.   Insurance. In addition to any insurance coverage provided for in
Section 4 hereof, the Company may, in its discretion, purchase or renew insurance on the life of the Executive, with the Company or a lender of the Company as beneficiary in an amount determined by the Company or such lender from time to time. The Executive agrees to submit to medical examinations and otherwise to cooperate with the Company and any such lender in connection with obtaining such insurance.

          6.   Termination.

               6.1 In the event the Executive's employment is terminated for "Cause", the Executive shall have no further rights under this Agreement, except the right to receive the Base Salary up to the date of termination by the Company of the Executive's employment hereunder. The decision to terminate the Executive under this Section 6.1 shall be made by the Chief Executive Officer of the Company or by the Board. The term "Cause" shall mean any of the following:
(a) any deliberate or intentional act or omission by the Executive with the intent of causing damage to the Company's relationships with its lenders, suppliers or customers; (b) any fraud, misappropriation or embezzlement by the Executive involving properties, assets or funds of the Company; (c) a conviction of the Executive, or plea of nolo contendere by the Executive, to any crime or offense involving monies or other property of the Company or any other felony or criminal act involving moral turpitude; (d) any usurpation by the Executive of a corporate opportunity of the Company or the Executive's willful and continual neglect of or willful and continual failure to perform any of his material duties, responsibilities or obligations as an employee of the Company, but only after notice of such usurpation, neglect or failure is delivered to the Executive and the Executive fails or refuses to remedy such usurpation, neglect or failure to the reasonable satisfaction of the Board within thirty (30) days after the receipt of such notice; provided, that any action or omission taken by the Executive in good faith and in the reasonable belief that such action or omission was in the best interests of the Company shall not constitute "Cause"; or (e) the violation by the Executive of Section 7 of this Agreement or of any other non-competition agreement or covenant binding upon the Executive.

               6.2 In the event the Executive's employment is terminated without "Cause", the Executive shall have no further rights under this Agreement except the right to receive (a) the Base Salary for the balance of the term of this Agreement, payable in arrears, in bi-weekly installments, (b) any amounts due in accordance with the terms of the Plan, (c) all benefits under Section 4.1 hereof which have accrued as of the date of termination and (d) uninterrupted continuation of all rights and benefits accorded the Executive under Section 4.2 hereof for the duration of this Agreement.

               6.3 In the event of the Executive's death during the Employment Term, the Employment Term shall terminate automatically as of the date of the Executive's death, and the Executive's executor, administrator or other legal representative shall have no further rights hereunder, except the right to receive (a) the Base Salary up to the date of the Executive's death and (b) any amounts due under the Plan.

               6.4 If for any reason (other than pursuant to Section 6.3 or 6.5), the Executive resigns from his employment hereunder, this Agreement shall terminate automatically, and the Executive shall have no further rights hereunder, except the right to receive the Base Salary up to the date of the Executive's resignation.

               6.5 If, by reason of any illness, disability or incapacity, the Executive is unable to perform his duties under this Agreement for a period of six (6) consecutive months (or shorter periods aggregating to nine (9) months in any twelve (12) month period) ("Disability"), the Company may terminate the Employment Term as of the last day of such six (6) or nine (9) month period, as the case may be, or as of such other day thereafter, provided the Executive remains unable to perform his duties hereunder. The Executive or his legal representative, if one is appointed, shall be entitled to receive, within sixty
(60) days after the date of such termination, any amounts payable to the Executive pursuant to this Agreement up to the date of termination of this Agreement. Notwithstanding the foregoing, if the Executive suffers a Disability and his employment hereunder is not terminated, the Executive shall be entitled to receive any amounts owing to him hereunder, less any disability insurance payments which Executive receives pursuant to disability insurance provided by the Company hereunder.

               6.6 Upon the termination of the Executive's employment pursuant to this Section 6, the Executive shall have no further rights under this Agreement except as expressly provided in this Section 6.

          7.   Non-Competition, Non-Interference and Non-Disclosure.

               7.1 The Executive acknowledges that: (a) the business of producing and distributing at wholesale manufactured housing currently conducted and as conducted from time to time throughout the term of this Agreement (collectively, the "Business") is conducted by and is proposed to be conducted by the Company throughout the states of Florida, Georgia, South Carolina, North Carolina, Virginia, West Virginia, Alabama, Mississippi, Louisiana, Kentucky and Tennessee (the "Company's Market"); (b) the Business involves the identification and development of new products and markets relating to the production and distribution at wholesale of manufactured housing; (c) the Company has developed trade secrets and confidential information concerning the Business; and (d) the agreements and covenants contained in this Section 7 are essential to protect the Business of the Company. In order to induce the Company to enter into this Employment Agreement, the Executive covenants and agrees that:

               7.2 For a period commencing on the date of this Agreement and ending (a) on the date that the Executive's employment is terminated without Cause, or (b) in the case of the expiration of this Agreement or the Executive's voluntary resignation or termination with Cause, on the date which is two years following such expiration, resignation or termination of this Agreement, neither the Executive nor any entity of which 5% or more of the beneficial ownership is held by the Executive or a related family member ("Controlled Entity") will, anywhere in the Company's Market, directly or indirectly own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, director, officer, "Key Employee" (defined herein to include any person who is employed in a management, executive, supervisory, marketing or sales capacity for another person), joint venturer, investor or other participant, any business which competes with the Business ("Competitive Business") without regard to (i) whether the Competitive Business has its office, manufacturing or other business facilities within or without the Company's Market, (ii) whether any of the activities of the Executive referred to above occur or are performed within or without the Company's Market or (iii) whether the Executive resides, or reports to an office, within or without the Company's Market.

               7.3 During the period commencing on the date of this Agreement and ending on the date which is two years following the expiration or termination of this Agreement, whether by resignation, termination with or without Cause, or otherwise (the "Restricted Period"), neither the Executive nor any Controlled Entity will directly or indirectly solicit, induce or influence any customer, supplier, lender, lessor or any other person which has a business relationship with the Company, or which had on the date of this Agreement, a business relationship with the Company, to discontinue or reduce the extent of such relationship with the Company.

               7.4 During the Restricted Period, neither the Executive nor any Controlled Entity will directly or indirectly recruit, solicit or otherwise induce or influence any employee or sales agent of the Company or any of its affiliates to discontinue such employment or agency relationship with the Company. During the Restricted Period, neither the Executive nor any Controlled Entity will employ or seek to employ, or cause or induce any Competitive Business to employ or seek to employ for any Competitive Business, any person who is then (or was at any time within six months prior to the date the Executive or the Competitive Business employs or seeks to employ such person) employed by the Company. Nothing herein shall prevent the Executive from providing a letter of recommendation to an Employee with respect to a future employment opportunity.

               7.5 During the Restricted Period and thereafter, neither the Executive nor any Controlled Entity will directly or indirectly disclose to anyone, or use or otherwise exploit for the Executive's or any Controlled Entity's own benefit or for the benefit of anyone other than the Company, any confidential information, including, without limitation, any confidential "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, computer software, business acquisition plans and new personnel acquisition plans of the Company related to the Business or any portion or phase of any scientific or technical information, design, process, procedure, formula or improvement of the Company that is valuable and not generally known to the competitors of the Company whether or not in written or tangible form (hereinafter referred to as "Confidential Information"). The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, (a) information that becomes generally available to the public other than as a result of a disclosure by the Executive or a Controlled Entity or any agent or other representative thereof and (b) general business methods applicable to a sales business including, but not limited to, pricing policies, operational methods and marketing concepts. Neither the Executive nor any Controlled Entity shall have any obligation hereunder to keep confidential any Confidential Information to the extent disclosure of any thereof is required by law, or determined in good faith by the Executive to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; provided, however, that in the event disclosure is required by law, the Executive or the Controlled Entity concerned shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order.

               7.6 In the event the termination or expiration of this Agreement, the covenants and agreements contained in this Section 7 shall survive, shall continue thereafter, and shall not expire unless and except as expressly set forth in such Sections.

               7.7 The parties to this Agreement agree that (a) if either the Executive or any Controlled Entity breaches any provision of this Section 7, the damage to the Company will be substantial, although difficult to ascertain, and money damages will not afford the Company an adequate remedy, and (b) if either the Executive or any Controlled Entity is in breach of this Agreement, or threatens a breach of this Agreement, the Company shall be entitled, in addition to all other rights and remedies as may be available to the Company at law or in equity, to (i) specific performance, (ii) injunctive and other equitable relief to prevent or restrain a breach of this Agreement and (iii) require the breaching party to account for and pay over to the Company all compensation, profits, monies, accruals or other benefits derived or received by such party as the result of any transactions constituting a breach hereof.

               7.8 If any court determines that any provision of this Section 7 is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the scope or duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

          8. Headings. The section headings of this Agreement are for convenience of reference only and are not to be considered in the interpretation of the terms and conditions of this Agreement.

          9. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) if sent by telecopy, when receipt thereof is acknowledged at the telecopy number below, (c) the day following the day on which the same has been delivered prepaid for overnight delivery to a national air courier service or (d) three business days following deposit in the United States Mail, registered or certified, postage prepaid, in each case, addressed as follows:

     If to the Company:  GMH Acquisition Corp.
                         P.O. Box 1449
                         Waycross, Georgia  31502-1449
                         Attn:  Gary M. Brost
                         Telecopy:  ________________

     with copies to:     Strategic Investments &
                         Holdings, Inc.
                         369 Franklin Street
                         Buffalo, New York  14202
                         Attn:  Gary M. Brost
                         Telecopy:  716-857-6490

                         Nixon, Hargrave, Devans & Doyle LLP
                         1600 Main Place Tower
                         Buffalo, New York 14202
                         Attn: Charles P. Jacobs, Esq.
                         Telecopy: 716-853-8109


     If to the

      Executive:         Gregory Keith Scott
                         __________________________
                         __________________________
                         Telecopy:  _______________

     with a copy to:     Holland & Knight
                         50 North Laura Street
                         Jacksonville, Florida  32202
                         Attn:  L. Kinder Cannon, III, Esq.
                         Telecopy:  904-358-1872

          Any party may change the persons and address to which notices or other communications are to be sent by given written notice of such change to the other party in the manner provided herein for giving notice.

          10. Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or of the breach of any other term or covenant set forth in this Agreement. The failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

          11. Binding Nature; Assignment. This Agreement shall inure to the benefit of and be binding on the parties and their respective successors in interest, and shall not be assignable by either party without the written consent of the other; provided that nothing in this Section shall preclude the Executive from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators or other legal representatives of the Executive or his estate from assigning any rights hereunder to which they become entitled to the person or persons entitled thereto.

          12. Governing Law. This Agreement is entered into and shall be construed in accordance with the laws of the State of Georgia, without giving effect to conflict of laws principles thereof requiring application of the substantive laws of another jurisdiction.

          13. Invalidity or Unenforceability. If any term or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other term or provision hereof and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

          14. Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the Executive and the Company respecting the subject matter hereof, and supersedes all prior understandings and agreements concerning the subject matter hereof, oral or written, express or implied. This Agreement may not be modified or amended orally, but only by an agreement in writing, signed by the party against whom enforcement of any modification or amendment is sought.

          15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

                                   EXECUTIVE

                                   /s/ Gregory Keith/Drew Eric Scott
                                   ______________________________________
                                   Gregory Keith/Drew Eric Scott


                                   COMPANY

                                  GMH ACQUISITION CORP.



                                  By: /s/ Gary M. Brost
                                      ___________________________________
                                      Gary M. Brost
                                      Title: Executive Vice President

                                   EXHIBIT D

                                   EXHIBIT D

                                [TO BE PROVIDED]

                                   EXHIBIT E

                             GMH ACQUISITION CORP.
                          INSTALLMENT PROMISSORY NOTE
                                THIS NOTE IS NOT
                                   NEGOTIABLE

$_______________                                               ___________, 1995

     FOR VALUE RECEIVED, the undersigned GMH ACQUISITION CORP. ("GMH"), a Delaware corporation, hereby promises to pay to the order of ___________________________, with an address of _____________________ (the
"Payee"), the principal amount of $__________, as follows:

          (i)  $__________ payable on November __, 1995;

          (ii) $__________ payable on December __, 1995; and

          (iii)      $__________ payable on January, 1996.

Payments of principal shall be made by transfer of immediately available funds to such account at such bank as Payee shall direct. No prepayment of all or any part of this Note shall be permitted.

     This Note is one of the Installment Promissory Notes issued by GMH in the aggregate principal amount of $__________ (individually, a "Note" and collectively, the "Notes") in connection with the purchase by GMH of all of the issued and outstanding common stock of General Manufactured Housing, Inc. pursuant to that certain Stock Purchase Agreement dated as of October __, 1995 (the "Stock Purchase Agreement") among GMH, the Sellers (as that term is defined therein) and General Manufactured Housing, Inc. GMH, together with its successors and assigns, are collectively referred to herein as the "Company."

     1.   Interest.

          This Note shall bear interest on all outstanding principal at a fixed rate per annum of _____ percent (___%) [___ percent (___%) reduced by all costs of the letter of credit to be provided to the Sellers to secure the Notes]. Interest shall be payable on each of the three principal payment dates set forth above. If this Note or any payment of principal or interest hereon shall not be paid when due (whether at stated maturity, by acceleration or otherwise) the overdue principal, and to the extent permitted by law, any overdue interest shall bear interest at the rate of ___%, which interest shall accrue from the date of such default in payment to the date payment of such overdue principal and interest shall be made. Interest on overdue principal and interest shall be payable on demand. All interest payments required on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in Georgia or New York are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day, and, with respect to payments of principal, interest thereon shall be payable during such extension at the then applicable rate.

     2.   Securities Representation.

          Payee represents that he will not transfer or dispose of all or any part of this Note in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     3.   Transfer of Note.

          The holder of this Note shall not sell, assign, pledge, transfer, hypothecate or in any manner dispose of or part with all or any part of his right, title and interest in and to this Note without the prior written consent of the Company.

     4.   Notices.

          All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) if sent by telecopy, when receipt thereof is acknowledged at the telecopy number below, (c) the second day following the day on which the same has been delivered prepaid to a national air courier service or (d) three business days following deposit in the mail, registered or certified postage prepaid in each case, addressed as follows: (i) if to the holder of this Note to whom this Note is originally issued, to his address set forth in the first paragraph hereof, or at such other address as may have been furnished to the Company by such holder in writing, or (ii) if to any other holder of this Note, to such address as may have been furnished to the Company in writing by such holder, or, until such other holder furnishes to the Company an address, then to, and at the address of, the last holder of this Note who has so furnished an address to the Company, or (iii) if to the Company, at P.O. Box 1449, Waycross, Georgia 31502-1449,
Telecopy: (___) ___-____. Any notice given pursuant to this Section shall be effective, whether given by the Company or the holder of this Note, or by either of their counsel.

     5.   Events of Default.  In the event that:

          (a) the Company fails to make any payment of principal on this Note when due or defaults for more than 3 business days in making any payment of interest required to be made on this Note; or

          (b)  the Company, (i) commences any case, proceeding or other action
(x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or shall make a general assignment for the benefit of its creditors, or
(ii) is the debtor named in any other case, proceeding or other action of a nature referred to in clause (i) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of 60 days, or (iii) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) or (ii) above, or (iv) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; then, and in any such event, and at any time thereafter, if such default shall then be continuing, the Payee may, by written notice to the Company, declare this Note due and payable, whereupon this Note, together with all accrued and unpaid interest thereon, shall be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. In addition, in any such event, the Payee shall be entitled to recover reasonable attorneys' fees and other costs of collection incurred.

     6.   Amendments and Waivers.

          Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Note may be amended and the observance of any such term may be waived (either generally or in a particular instance either retroactively or prospectively) with (but only with) the written consent of the holder of this Note.

     7.   Benefit.

          All of the covenants, stipulations, promises and agreements contained in this Note by GMH shall be binding upon GMH and its successors and assigns and shall inure to the benefit of and be enforceable by the holder of this Note and his successors and assigns.

     8.   Law Governing.

          This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

     9.   Construction.

          Wherever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     10.  Security.

          As collateral security for the faithful and timely performance of all of the Company's obligations on this Note, GMH has obtained a stand-by letter of credit from ______________ ___________, a copy of which is attached hereto. The Payee shall be entitled to the benefits of such letter of credit.

     11.  No Recourse.

          The Payee by his acceptance of this Note hereby agrees for itself and its successors and assigns in favor of any incorporator, officer, director, stockholder, agent or employee of GMH that this Note and the obligations of GMH to Payee hereunder shall be payable only out of the assets of GMH, and no recourse shall be had for payment of any amount due hereunder against any such incorporator, stockholder, officer, director, agent or employee of GMH by virtue of any law or by enforcement of any assessment or otherwise, all such liability, if any, being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly released, other than as a result of such incorporator's, stockholder's, officer's, director's, agent's or employee's fraud or willful misconduct.

     IN WITNESS WHEREOF, GMH has executed this Note as of the day and year first written above.


                                   GMH ACQUISITION CORP.



                                   By: ______________________________
                                       Title:  ___________

                                   EXHIBIT F

                              GMH ACQUISITION CORP.
                          INCENTIVE COMPENSATION PLAN




1.  PURPOSES OF THE PLAN

     The purposes of this Incentive Compensation Plan (the "Plan") are to enable GMH Acquisition Corp. (the "Company") to retain the services of key employees and to provide them with increased motivation and incentive to achieve and exceed the goals of the business consistent with both short term and long term objectives.

2.  DEFINITIONS

     The following terms shall have the meanings set forth below:

     (a)  "Base Amount" means $11 million; provided, however, that for the

Stub Period, the Base Amount shall equal the product of (a) $11 million and (b) a fraction, the numerator of which is the number of days in the Stub Period, and the denominator of which is 365.

     (b)  "Board of Directors" means the Board of Directors of the Company.

     (c) "Bonus Pool" means, for each Plan Year, an amount equal to EBIT in excess of the Base Amount for such fiscal year; provided, however, that such amount shall not exceed $4 million in the aggregate, $2 million in any one Plan Year; and provided, further, however, that for the Stub Period, the Bonus Pool shall not exceed an amount equal to the product of (a) $2 million and (b) a fraction, the numerator of which is the number of days in the Stub Period, and the denominator of which is 365.

     (d) "EBIT" means, for each applicable Plan Year, the net income of the Company for such year, before (i) interest expense, (ii) taxes, (iii) amortization, (iv) amounts paid under the Company's Executive Bonus Plan, (v) the Management Fee, (vi) reimbursement of the Company's expenses under Section 19 of the Stock Purchase Agreement, (vii) costs incurred by the Company in remediating the Company's properties pursuant to Section 14(b) of the Stock Purchase Agreement and (viii) all compensation and benefits payable to management personnel added after the Effective Date other than at the direction of the Chief Executive Officer of the Company's operating subsidiary and other than in the ordinary course of the Company's business, all as shown on the audited financial statements of the Company; provided, that EBIT shall be determined in accordance with generally accepted accounting principles, consistent with those employed by the Company in 1994 and reflected on its audited financial statements for such year.

     (e)  "Effective Date" means __________, 1995.

     (f) "Management Agreement" means the Management Agreement dated as of __________________, 1995 by and between Strategic Investments & Holdings, Inc. and the Company.

     (g) "Management Fee" means an amount equal to the management fee paid pursuant to the terms of the Management Agreement.

     (h) "Participant" means Samuel P. Scott, Gregory Keith Scott, Drew Eric Scott and Kelly S. Herold.

     (i) "Participant Percentage" means, for any Plan Year, the percentage of the Bonus Pool allocated to a Participant.

     (j) "Plan Year" means any of the fiscal years of the Company following the consummation of the transactions contemplated by the Stock Purchase Agreement and ending on or before December 31, 2000.

     (k) "Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of October __, 1995 by and among Samuel P. Scott et al. and the Company.

     (l) "Stub Period" shall mean the period from the Effective Date through December 31, 1995.

3.  TERM OF THE PLAN

     The term of this Plan shall commence on the Effective Date and terminate on the earlier of (i) December 31, 2000, (ii) the payment to Participants of $4 million under the terms of the Plan, or (iii) the initial public offering of the common equity of the Company.

4.  ADMINISTRATION OF THE PLAN

     (a) The Plan shall be administered by the Board of Directors. In the event the employment of any Participant terminates, the Board of Directors shall [reallocate the Participant Percentage of the terminating Participant among the remaining Participants]. Any decision by the Board of Directors regarding the administration or interpretation or construction of any provisions of the Plan shall be final, binding and conclusive.

     (b) No member of the Board of Directors shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Board of Directors against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

5.  INCENTIVE AWARDS

     (a) Based upon the recommendations of the Chief Executive Officer, the Board of Directors shall determine the eligible Participants for the Plan Year and the Participant Percentage for each Participant.

     (b) If EBIT for any Plan Year does not exceed the Base Amount for such year, the Company shall not allocate any amounts to the Bonus Pool.

     (c) If EBIT for any Plan Year exceeds the Base Amount for such year, the Company shall allocate 100% of the amount of EBIT in excess of the Base Amount to the Bonus Pool to be allocated among the Participants; provided, however, that the maximum amount to be allocated to the Bonus Pool in any Plan year shall not exceed $2 million and the maximum amount to be allocated to the entire Bonus Pool shall not exceed $4 million.

     (d) The Bonus Pool, if any, for any Plan Year shall be calculated and paid to the Participants, in cash, within thirty (30) days after the Company's receipt of its audited financial statements for such year but no later than one hundred fifty (150) days following the end of such year; [provided, however, that except as provided in paragraph (e) hereof, no portion of the Bonus Pool shall be paid to any Participant for any Plan Year if such Participant is not an employee of the Company at the end of such year.]

     [(e) In the event that a Participant is not an employee of the Company at the end of a Plan year because of his death, termination for disability or retirement during such year, the portion of the Bonus Pool, if any, payable to such Participant for such Plan Year shall be prorated to the date of death, date of termination for disability or date of retirement, and the portion of the Bonus Pool attributable to the part of the Plan Year prior to such date of death, termination or retirement shall be determined and paid to such Participant or his legal representative in accordance with paragraph (d) above. In the event that a Participant is not an employee of the Company at the end of a Plan Year because such Participant has either voluntarily terminated his employment or because of the termination of such Participant for any reason other than death, disability or retirement during such year, no portion of the Bonus Pool for such year shall be payable to such Participant but instead shall be allocated among the remaining Participants proportionately based on their existing Participant Percentages.]

     (f) Any and all amounts payable under the Bonus Pool hereunder shall be subject to applicable federal, state and local tax withholding requirements.

     (g) In the event that the Company's common stock is sold in an initial public offering prior to the end of the term of this Agreement, the Company will pay, in cash, to the Participants, no later than ____________, an amount equal to 90% of an amount equal to the difference between $4.0 million and the amounts which have previously been paid to Participants or set off under the Stock Purchase Agreement.

6.  MISCELLANEOUS

     (a) No right to receive any incentive compensation under the Plan shall be transferable except by will or the laws of descent and distribution. Any purported transfer contrary to this provision will be null and void and without effect.

     (b) Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part hereof, nor the designation of any employee as a Participant in the Plan shall confer upon any Participant any right to continue in the employ of the Company or shall in any way affect the right and power of the Company to terminate the employment of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

     (c) By acceptance of any incentive compensation under the Plan, the recipient shall be deemed to agree (a) to execute any and all documents reasonably requested by the Company in connection with his or her participation in the Plan, including an agreement to report any amounts received under the Plan as compensation and (b) that any compensation paid hereunder will not be taken into account as "base remuneration", "wages", "salary" or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company.

     (d) The place of administration of the Plan shall be in the State of Georgia, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Georgia.

     (e) The amounts due under the Plan are subject to setoff in accordance with the terms of the Stock Purchase Agreement and the Escrow Agreement dated as of ____________, 1995 by and between the Company and ___________________.

                                  EXHIBIT G

                             GMH ACQUISITION CORP.
                             SUBSCRIPTION AGREEMENT


                                   October __, 1995


GMH Acquisition Corp.
____________________
____________________

     RE: Subscription for Shares of [Class A] Common Stock, Par Value [$0.01] Per Share, of GMH Acquisition Corp. (the "Corporation")

Ladies and Gentlemen:

     The Corporation and the undersigned hereby agree as follows:

     1. The Corporation hereby agrees to issue and sell to the undersigned, and the undersigned hereby agrees to subscribe for and purchase from the Corporation, _____ shares of its [Class A] Common Stock, [par value $0.01] per share (the "Shares") at an aggregate purchase price of $_______________.

     2. Payment for the Shares shall be made by the undersigned within two days of the Corporation's request therefor. Payment shall be made by means of delivery by the undersigned of a check payable to the Corporation in the amount of _______________ and 00/100 Dollars ($_______________). Delivery by the
Corporation of a certificate representing the Shares shall be made on the date of payment or promptly thereafter.

     3. The undersigned represents that the undersigned is acquiring the Shares for his own account for investment and not with a view to the distribution or resale thereof or with any present intention of distributing or selling such Shares. The undersigned agrees that the Shares may not be transferred except upon registration under the Securities Act of 1933, as amended (the "Act"), and under any applicable state securities or "blue sky" laws, or upon receipt by the Corporation of an opinion of counsel, in form and substance satisfactory to it, to the effect that such transfer may be made without registration under the Act and applicable state securities or "blue sky" laws.

     4. The undersigned agrees that the following legend may be set forth on all certificate representing the Shares:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAW OF ANY STATE. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED BY SAID ACT OR STATE LAWS.

     5. The undersigned acknowledges that the undersigned has been informed by the Corporation that in the absence of an effective registration statement under the Act and under any applicable state securities or "blue sky" laws (or an exemption from the registration requirements thereof), the Shares may not be sold or otherwise transferred or disposed of. The Corporation is not obligated to register under the Act any sale, transfer or other disposition of the Shares, and accordingly, the Shares may be held indefinitely unless such sale, transfer or disposition is registered under the Act and under any applicable state securities or "blue sky" laws or is exempt from the registration requirements thereof. Any sales pursuant to Rule 144 under the Act may only be made in limited amounts upon compliance with all of the terms and conditions of that Rule. The undersigned has been informed that the Corporation will not supply the undersigned with any information necessary to enable the undersigned to make routine sales of the Shares under Rule 144. In the event that Rule 144 is not applicable, the Shares may not be sold, transferred or otherwise disposed of without registration unless there is compliance with an applicable exemption.

     6. The undersigned represents and affirms that the undersigned (i) has such knowledge and experience in financial and business affairs that he is capable of evaluating the merits and risks involved in purchasing the Shares,
(ii) is able to bear the economic risks involved in purchasing the Shares, and
(iii) has had the opportunity to ask questions of, and receive answers from, the Corporation and persons acting on its behalf concerning the terms and conditions of the offering of the Shares and to obtain any additional information in connection therewith.

     7. The undersigned further acknowledges that the Shares will be held subject to the terms and conditions of a Stockholders Agreement to be entered into among the Corporation and its stockholders.

                                   Very truly yours,


                                   ______________________________

Accepted and Agreed:

GMH ACQUISITION CORP.

By:/s/ Gary M. Brost
   _________________________
   Gary M. Brost, President

                                   EXHIBIT H

                               [TO BE PROVIDED]

                                   EXHIBIT I

                               [TO BE PROVIDED]

SELLERS' SCHEDULES - 10/10/95

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

               The following schedules form a part of that certain STOCK PURCHASE AGREEMENT by and between Kelly Scott HEROLD, AS TRUSTEE, GREGORY KEITH SCOTT, DREW ERIC SCOTT AND SAMUEL P. SCOTT AND SHERRY J. SCOTT, as Joint Tenants (collectively, the "Sellers"), GENERAL MANUFACTURED HOUSING, INC. and GMH ACQUISITION CORP. (the "Buyer") dated October 10, 1995 (the "Amendment"). Capitalized terms contained in the following schedules have the same meanings as given them in the Agreement. All references to sections refer to sections of the Agreement unless otherwise specified. Any restatement or paraphrase in the following schedules (indicated by small, non-bolded print) of any of the statements set forth in Section 7 or elsewhere in the Agreement are for reference purposes only and, in the event of any discrepancy between any such restatement or paraphrase and the text of the Agreement, as amended, the text of the Agreement shall control.






Addenda attached hereto:

Addendum 1 to Schedule 7(e) - Tangible Personal and Real Property of
                              GMH
Addendum 2 to Schedule 7(e) - List of all motor vehicles
Addendum 3 to Schedule 7(e) - List of all bank accounts and
                              certificates
Addendum 4 to Schedule 7(e) - Condition of manufacturing plants
Addendum to Schedule 7(n) -   Schedule of Workers' Compensation
                              Insurance claims
Addendum to Schedule 7 (p) -  List of additional insurance policies

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

           Schedule 7(a) "Organization; Good Standing; Power; Etc."


I. Jurisdictions where business is conducted or assets are owned and in which GMH is qualified as a foreign corporation to do business:

          Florida
          North Carolina
          South Carolina

          Lamar Housing, L.L.C., as a Georgia limited liability company, will conduct business and own assets in South Carolina and consequently is in the process of obtaining the necessary authority to transact business in South Carolina.

II. Equity Interests in any corporation, partnership, joint venture or other entity owned, directly or indirectly, by Acquired Entities:

          99% ownership interest in the Capital Account of Lamar Housing, L.L.C., is held by GMH.

III.      List of all assumed names or trade names in use by Acquired Entities:

          The Acquired Entities sometimes refer to themselves, their respective divisions or their products by the following assumed names: "General Housing," "Jaguar Homes," "Lamar Housing," "Augustine," "Cougar," "Little General," "Governor," or "Senator." These are not registered trade or fictitious names or marks.

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.


                        Schedule 7(b) "Capitalization"

Description of the authorized, issued and outstanding equity interests and names of persons to whom issued:

          GENERAL MANUFACTURED HOUSING, INC.:

               100,000 shares of common stock authorized, par value $100.00 per share

               Shareholders                       No. of Shares

               Samuel P. Scott and Sherry J.         1,590
                 Scott JT TEN
               Drew Eric Scott                       1,220
               Gregory Keith Scott                   1,220
               Kelly Scott Herold,                   1,220
                 Trustee of the
                 Kelly Scott Herold
                 Revocable Trust--1995
                 dated October __, 1995

               Treasury Shares:

               General Manufactured Housing, Inc.      750

          LAMAR HOUSING, L.L.C.

               (non-stock entity)

               Owner                              % of Capital Account

               General Manufactured
                 Housing, Inc.                         99%
               Samuel P. Scott                          1

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                      Schedule 7(c) "Effective Agreement"

Other than the exceptions listed after each entry below, the execution, delivery and performance of this Agreement by each of the Sellers and the consummation of the Transaction do not and will not:

(I) conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under

          a) the organizational or constituent documents of any of the Acquired Entities;

               None

          b) any contract, agreement, commitment, indenture, mortgage, pledge, note, bond, license, permit or other instrument or obligation to which any of the Acquired Entities is a party or by which any of the Acquired Entities or their assets may be bound or affected;

          LICENSES

               Alabama Manufacturer License No. 4521 (expires 12/31/95) and copy of renewal application (no date)

               Florida DMV License as Manufacturer of Mobile Homes, #MH10075, effective 10/1/94 for 94-95 license year, and Renewal Certificate through 9/30/95 of Bankers Insurance Company Bond No. 33-35881 (originally dated 10/1/93)

               Florida DMV License as Manufacturer of Recreational Vehicles, #MR10150, effective 10/1/94 for 94-95 license year, and Renewal Certificate through 9/30/95 of Bankers Insurance Company Bond No. 33-35880 (originally dated 10/1/93)

               Georgia Manufactured Homes Manufacturer/Dealer License No. 20913 (expires 12/31/95)

               Kentucky Certificate of Acceptability No. 95-MM-10-59 (license to manufacture, import or sell mobile homes to Kentucky Dealers; expires 12/31/95)

               Louisiana Manufacturer License No. 95-M00086 (expires 12/31/95)

               Mississippi Privilege License for Manufacturer No. 95-M0157 (expires 6/30/96)

               North Carolina Manufacturer's License No. 001113 (expires 6/30/95), Continuation Certificate through 6/30/96 of Selective Insurance Bond No. B73551, and copies of various related 1994 documents

               License Bonds, Manufacturer's Representative, to South Carolina Manufactured Housing Board, through Bankers Insurance Company (6/30/95 - 6/30/96): #33-19363, Michael O'Gorman; #33-19364, Tom
               Howard Moss; #33-35895, Braxton Guill; and #33-19365, Bruce C. Hallock

               South Carolina Manufacturer License No. 6255 (expires 6/30/96) and License Bond #33-19361 to South Carolina Manufactured Housing Board through Bankers Insurance Company (6/30/95 - 6/30/96)

               Tennessee Factory-Manufactured Structures License No. 4500 (expires 12/31/95), Continuation Certificate through 12/31/95 of USF&G Bond No. 02-0130-11677-93-6

               Virginia Manufacturer License #M-1995-00108 (expires 4/6/96)

          REPURCHASE AGREEMENTS

               1) Bombardier Capital Inc. Floorplan Repurchase Agreement dated 8/7/92

               2) Ford Motor Credit Manufacturer Agreement and Addendum dated 11/19/90 (not signed by Ford Motor Credit)

               3) Green Tree Financial Corporation Stock Floorplan Financing Agreement dated 2/24/95 and Pre-Sold Floorplan Financing Agreement dated 1/25/94

               4) Deere Credit, Inc. (a/k/a Deere Credit Services, Inc., a/k/a John Deere Credit) Manufacturer's Financing Agreement and Addendum dated 7/19/94

               5) ITT Commercial Finance Corp. Floorplan Repurchase Agreement dated 3/4/88

               6) NationsCredit Commercial Corporation Inventory Repurchase Agreement dated 7/21/93 and corporate Guaranty by General up to $117,537 on specific invoices, dated 4/3/95

               7) Whirlpool Financial Corporation Repurchase Agreement dated 4/17/90

               8) Security Pacific Housing Services, Inc. Retail Credit Line arrangements dated 10/9/89, including Manufacturer's Invoicing Certification, Manufacturer's Indemnification Agreement, and personal guaranty (which expired by its own terms on or about 10/9/94)

               9)   SouthTrust Bank Repurchase Agreement dated 11/14/91

               In addition, the Company has entered into repurchase agreements with numerous local and regional financial institutions (generally providing floorplan/inventory financing for a single dealer) which in the aggregate represent not more than 20% of the Company's total repurchase obligation (in dollars).

          DEBT OBLIGATIONS

               1) Corporate Guaranty of Deed to Secure Debt made by Waycross and Ware County Development Authority to Patterson Bank dated 12/30/93 encumbering Plants 2 and 3 to secure Promissory Note in the original principal amount of $613,727.63 in connection with sale and lease-back transaction;

               2) Promissory Note to NationsBank of Georgia, N.A., in the original principal amount of $600,000 dated 8/24/94 (secured by lien on aircraft, engines, propellers, accessories and parts);

          REAL PROPERTY LEASES:

               1) Contract of Lease and Rent dated 12/30/93 with Waycross and Ware County Development Authority for real property referred to as Plants 2 and 3

               2) Lease Agreement dated 5/26/95 between Tim-Bar Corporation and Hi-Tech Properties, Inc. (the primary lease underlying the sublease to GMH) for real property referred to as Plant 4

               3) Lease Agreement with Option to Purchase dated 7/10/95 between R. Warr & W. Evans (dba Lamar Warehouse Co.) and Lamar Housing, L.L.C. for real property referred to as Plant 5 in Lamar, South Carolina

               4) Lease of vacant land adjacent to Plant 4, to be used for storage of finished goods; lease terms are currently being negotiated and the effect of the Transaction on the lease has therefore not yet been determined

          OTHER

               "HUD Package" evidencing GMH's qualification as HUD-approved manufacturer

               Share Purchase Agreement dated September 1, 1992, by and between Samuel P. Scott, Sherry J. Scott, Gregory Keith Scott, Kelly Scott Herold individually and as Trustee of the Kelly Scott Herold Revocable Trust dated June 3, 1994, and Drew Eric Scott, as amended June 3, 1994

               Operating Agreement of Lamar Housing, L.L.C.

          c) any law, regulation, ordinance or decree to which any of the Acquired Entities or their assets are subject;

               None

(II) result in the creation or imposition of any lien, security interest, charge, encumbrance, restriction or right, including rights of termination or cancellation, in or with respect to, or otherwise materially adversely affect, any of the properties, assets or businesses of any of the Acquired Entities.

          All documents included in Part I Item b of this Schedule 7(c) are incorporated herein by reference.

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                           Schedule 7(d) "Consents"


Permits, consents, approvals, or authorizations of, or designations, declarations or filings with, governmental authorities or other persons or entities by Sellers or any Acquired Entity required in connection with the execution or delivery by any of the Sellers or the consummation of the
Transaction:

          The following licenses may not be transferable, but, to Sellers' knowledge, new licenses should be obtainable by Buyer without undue burden or expense. However, if such licenses are not maintained, sales of the Company's products might be interrupted in the affected jurisdictions. Lamar Housing, L.L.C. is in the process of applying for similar licenses and bonding where required.

LICENSES:

          Alabama Manufacturer License No. 4521 (expires 12/31/95) and copy of renewal application (no date)

          Florida DMV License as Manufacturer of Mobile Homes, #MH10075, effective 10/1/94 for 94-95 license year, and Renewal Certificate through 9/30/95 of Bankers Insurance Company Bond No. 33-35881 (originally dated 10/1/93)

          Florida DMV License as Manufacturer of Recreational Vehicles, #MR10150, effective 10/1/94 for 94-95 license year, and Renewal Certificate through 9/30/95 of Bankers Insurance Company Bond No. 33-35880 (originally dated 10/1/93)

          Georgia Manufactured Homes Manufacturer/Dealer License No. 20913 (expires 12/31/95)

          Kentucky Certificate of Acceptability No. 95-MM-10-59 (license to manufacture, import or sell mobile homes to Kentucky Dealers; expires 12/31/95)

          Louisiana Manufacturer License No. 95-M00086 (expires 12/31/95)

          Mississippi Privilege License for Manufacturer No. 95-M0157 (expires 6/30/96)

          North Carolina Manufacturer's License No. 001113 (expires 6/30/96), Continuation Certificate through 6/30/96 of Selective Insurance Bond No. B73551, and copies of various related 1994 documents

          License Bonds, Manufacturer's Representative, to South Carolina Manufactured Housing Board, through Bankers Insurance Company (6/30/95
          - 6/30/96): #33-19363, Michael O'Gorman; #33-19364, Tom Howard Moss;
          #33-35895, Braxton Guill; and #33-19365, Bruce C. Hallock

          South Carolina Manufacturer License No. 6255 (expires 6/30/96) and License Bond #33-19361 to South Carolina Manufactured Housing Board through Bankers Insurance Company (6/30/95 - 6/30/96)

          Tennessee Factory-Manufactured Structures License No. 4500 (expires 12/31/95), Continuation Certificate through 12/31/95 of USF&G Bond No. 02-0130-11677-93-6

          Virginia Manufacturer License #M-1995-00108 (expires 4/6/96)

REPURCHASE AGREEMENTS:

          Green Tree Financial Corporation Stock Floorplan Financing Agreement dated 2/24/95 and Pre-Sold Floorplan Financing Agreement dated 1/25/94

          Deere Credit, Inc. (a/k/a Deere Credit Services, Inc., a/k/a John Deere Credit) Manufacturer's Financing Agreement and Addendum dated 7/19/94

          NationsCredit Commercial Corporation Inventory Repurchase Agreement dated 7/21/93 and corporate Guaranty by General up to $117,537 on specific invoices, dated 4/3/95

          Whirlpool Financial Corporation Repurchase Agreement dated 4/17/90

          In addition, the Company has entered into purchase agreements with numerous local and regional financial institutions (generally providing floorplan/inventory financing for a single dealer) which in the aggregate represent not more than 20% of the Company's total repurchase obligation (in dollars) and which may or may not require the consent of such financial institution in connection with this transaction.

DEBT OBLIGATIONS:

          1) Corporate Guaranty of Deed to Secure Debt made by Waycross and Ware County Development Authority to Patterson Bank dated 12/30/93 encumbering Plants 2 and 3 to secure Promissory Note in the original principal amount of $613,727.63 in connection with sale and lease-back transaction

          2) Promissory Note to NationsBank of Georgia, N.A., in the original principal amount of $600,000 dated 8/24/94 (secured by lien on aircraft, engines, propellers, accessories and parts)

REAL PROPERTY LEASES:

          1) Contract of Lease and Rent dated 12/30/93 between GMH and the Waycross and Ware County Development Authority for real property referred to as Plants 2 and 3

          2) Lease Agreement dated 5/26/95 between Tim-Bar Corporation and Hi-Tech Properties, Inc. (the primary lease underlying the sublease to GMH)

          3) Lease Agreement with Option to Purchase dated 7/10/95 between R. Warr & W. Evans (dba Lamar Warehouse Co.) and Lamar Housing, L.L.C. for Plant 5 in Lamar, South Carolina

          4) Ground Lease dated 9/19/94 between Ware County and the City of Waycross as Lessors and GMH for airplane hangar

OTHER:

          "HUD Package" evidencing GMH's qualification as HUD-approved manufacturer

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufacutred Housing, Inc.
                           and GMH Acquisition Corp.

                      Schedule 7(e) "Title to and Assets"


I. Description of all property and assets, real and personal, tangible and intangible (having a book value in excess of $20,000) owned by each of the Acquired Entities:

               Beechcraft King Air 200 airplane

               Attached hereto as "Addendum 1 to Schedule 7(e)" and incorporated herein by reference is the depreciation schedule of General Manufactured Housing, Inc., as of June 30, 1995, reflecting tangible personal and real property of GMH.

               Attached hereto as "Addendum 2 to Schedule 7(e)" and incorporated herein by reference is a list of all motor vehicles, including serial numbers, as of 10/10/95.

               Attached hereto as "Addendum 3 to Schedule 7(e)" and incorporated herein by reference is a list of all bank accounts and certificates as of 10/10/95.

II.       Exceptions to title of assets listed in item I of this Schedule 7(e):

               1) Deed to Secure Debt to BankSouth, Waycross dated 5/25/88 encumbering Plant 1, securing two Promissory Notes for $400,000 and $186,793, respectively (personally guaranteed by Sam Scott)

               2) Deed to Secure Debt (second mortgage) encumbering Plant 1 property, securing Note to The Patterson Bank dated 3/2/95 in the maximum amount of $209,000, for payment of a declining Letter of Credit in favor of Tim-Bar Corporation in the maximum amount of $209,000 (declining at the rate of $9,000 per month) as Security Deposit under Lease between Hi-Tech and Tim-Bar for Plant 4

               3) Deed to Secure Debt and UCC-1 to Patterson Bank dated 12/30/93 from Waycross and Ware County Development Authority encumbering Plants 2 and 3 and certain personal property located therein to secure Promissory Note in the original principal amount of $613,727.63 in connection with sale and lease-back transaction

          4) Security Agreement dated 8/24/94 and UCC-1 Financing Statement filed 9/26/94 in favor of NationsBank of Georgia, N.A., encumbering aircraft, engines, propellers, accessories and parts, to secure Promissory Note in the original principal amount of $600,000

          5) UCC-1 Financing Statements in favor of Fabwel, Inc., encumbering leased equipment consisting of Guttermaker Extruder and Watertite Gutter Machines

          6) UCC-1 Financing Statements in favor of AMS of Indiana, Inc. encumbering leased equipment consisting of heat duct machines

          7) UCC-1 Financing Statements in favor of Toyota Motor Credit Corp. encumbering leased equipment including 6 Toyota Forklifts

III.  Condition and repair of property:

          See "Addendum 4 to Schedule 7(e)" (letter from Neal Conner, Esq., relating to condition of manufacturing plants) attached hereto and incorporated herein by reference.

IV. Other material assets used substantially on an exclusive basis in connection with the business of the Acquired Entities which are not owned by the Acquired Entities:

               Residential property located at 824 Holly Ross Lane, Waycross, GA, leased pursuant to Rental Agreement dated August 1, 1995, by and between Ralph and Faye Tyson (Owners) and Lannis Thomas (Tenant), for the purpose of providing temporary living quarters for employees of the Acquired Entities while in Waycross on business

               See also descriptions of leased equipment on Schedule 7(f) incorporated herein by reference.

                          MANUFACTURED HOUSING, INC.


                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                Schedule 7(f) "Leases and Licensing Agreements"



I. List and brief description of all leases of real property and all franchises, licensing agreements and leases of (or other arrangements for the use of) any item of personal property:

REAL PROPERTY LEASES:

          1) Lease and Assignment of Lease dated 12/30/93 in connection with sale and leaseback to/from Waycross and Ware County Development Authority for real property referred to as Plants 2 and 3

          2) Sublease Agreement dated 7/1/95 between HI-TECH PROPERTIES, INC. as sublessor and GMH for real property referred to as Plant 4, and Lease Agreement dated 5/26/95 between Tim-Bar Corporation and Hi-Tech Properties, Inc. (the primary lease underlying the sublease to GMH)

          3) Lease Agreement with Option to Purchase dated 7/10/95 between R. Warr & W. Evans, each individually and dba Lamar Warehouse Co., and Lamar Housing, L.L.C. for Plant 5 in Lamar, South Carolina

          4) Lease (documentation currently in process) of vacant land adjacent to Plant 4, to be used for storage of finished goods

          5) Ground Lease dated 9/19/94 between Ware County and the City of Waycross as Lessors and GMH for airplane hangar

          6) Residential property located at 824 Holly Ross Lane, Waycross, GA, leased pursuant to Rental Agreement dated August 1, 1995, by and between Ralph and Faye Tyson (Owners) and Lannis Thomas (Tenant), for the purpose of providing temporary living quarters for employees of the Acquired Entities while in Waycross on business

PERSONAL PROPERTY LEASES:

          1) Equipment Lease Agreements with Handling Systems Engineering, Inc. (all assigned simultaneously with execution to Toyota Motor Credit Corporation), all for Toyota Forklifts, as follows:

               6/2/95 . . . . . . . . . . .   S/N 76092
               8/18/93. . . . . . . . . . .   S/N 75336
                . . . . . . . . . . . . . .   S/N 75390
                . . . . . . . . . . . . . .   SIN 75417
                . . . . . . . . . . . . . .   S/N 75431
               12/16/92 . . . . . . . . . .   S/N 75016
               12/8/93. . . . . . . . . . .   S/N 75536
                . . . . . . . . . . . . . .   S/N 75538

          Additional Toyota Forklifts are being leased from Handling Systems Engineering, Inc. by Lamar Housing, L.L.C.; documentation is being processed by the Handling Systems Engineering, Inc.

          2) Four (4) each Guttermaker Extruders and Watertite Gutter Machines leased pursuant to [verbal arrangement] with Fabwel, Inc. in consideration of $1 annual rent and purchase of raw materials from Fabwel, Inc.

          3) Four (4) Heat Duct Machines leased pursuant to [verbal arrangement] with AMS of Indiana, Inc., in consideration of $1 annual rent and purchase of raw materials from AMS of Indiana, Inc.

          4) "Warranty Track" software license/lease (unwritten) from GPR Software Systems

          5)   License for CAD software system [documentation cannot be located]

II. Consents required pursuant to the terms of the above as a result of the Transaction:

REAL PROPERTY LEASES:

          1) Lease and Assignment of Lease dated 12/30/93 in connection with sale and leaseback to/from Waycross and Ware County Development Authority for real property referred to as Plants 2 and 3

          2) Lease Agreement dated 5/26/95 between Tim-Bar Corporation and Hi-Tech Properties, Inc. (the primary lease underlying the sublease between GMH and Hi-Tech Properties, Inc. for Plant 4)

          3) Lease Agreement with Option to Purchase dated 7/10/95 between R. Warr & W. Evans (dba Lamar Warehouse Co.) and Lamar Housing, L.L.C. for Plant 5 in Lamar, South Carolina

          4) Ground Lease dated 9/19/94 between Ware County and the City of Waycross as Lessors and GMH for airplane hangar

          5) Rental Agreement dated August 1, 1995, by and between Ralph and Faye Tyson (Owners) and Lannis Thomas (Tenant), for residential property located at 824 Holly Ross Lane, Waycross, GA, for the purpose of providing temporary living quarters for employees of the Acquired Entities while in Waycross on business

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                       Schedule 7(g) "Agreements, Etc."


I. Indentures, mortgages, agreements, contracts, arrangements, commitments, instruments, understandings or obligations of the Acquired Entities to be performed in whole or in part on or after the date of Closing, including product warranties, greater than $25,000 (excluding purchase orders for goods entered into by any of the Acquired Entities in the ordinary course of business which individually do not exceed $75,000):

SECURED DEBT OBLIGATIONS:

          1) Deed to Secure Debt to BankSouth, Waycross dated 5/25/88 encumbering Plant 1, securing two Promissory Notes dated 5/25/88 for $400,000 and $186,793, respectively (personally guaranteed by Sam Scott)

          2) Promissory Note in the original principal amount of $600,000 dated 8/24/94 in favor of NationsBank of Georgia, N.A., encumbering aircraft, engines, propellers, accessories and parts, to secure

          3) Deed to Secure Debt (second mortgage) dated 3/2/95, encumbering Plant 1 real property, to The Patterson Bank, securing Note for payment of Letter of Credit in favor of Tim-Bar Corporation in the maximum amount of $209,000 as Security Deposit under Lease between Hi-Tech and tim-Bar for Plant 4

LETTERS OF CREDIT:

          1) Letter of Credit No. PB020 dated 5/22/95 issued by The Patterson Bank in favor of Tim-Bar Corporation in the maximum amount of $209,000 (said balance declining at the rate of $9,000 per month) as Security Deposit under Lease between Hi-Tech and Tim-Bar for Plant 4

          2) Irrevocable Letter of Credit No. PB013 dated 5/18/93 issued by The Patterson Bank in favor of Bankers Insurance Company for $50,000, securing South Carolina Manufacturer's Representative License Bonds

REPURCHASE AGREEMENTS:

          1)   Bombardier Capital Inc. Floorplan Repurchase Agreement dated
          8/7/92

          2)   Ford Motor Credit Manufacturer Agreement and Addendum dated
          11/19/90

          3) Green Tree Financial Corporation Stock Floorplan Financing Agreement dated 2/24/95 and Pre-Sold Floorplan Financing Agreement dated 1/25/94

          4) Deere Credit, Inc. (a/k/a Deere Credit Services, Inc., a/k/a John Deere Credit) Manufacturer's Financing Agreement and Addendum dated 7/19/94

          5) ITT Commercial Finance Corp. Floorplan Repurchase Agreement dated 3/4/88

          6) NationsCredit Commercial Corporation Inventory Repurchase Agreement dated 7/21/93 and corporate Guaranty by General up to $117,537 on specific invoices, dated 4/3/95

          7)   Whirlpool Financial Corporation Repurchase Agreement dated
          4/17/90

          8) Security Pacific Housing Services, Inc. Retail Credit Line arrangements dated 10/9/89, including Manufacturer's Invoicing Certification, Manufacturer's Indemnification Agreement, and personal guaranty (which expired by its own terms on or about 10/9/94)

          9)   SouthTrust Bank Repurchase Agreement dated 11/14/91

          In addition, the Company has entered into repurchase agreements with numerous local and regional financial institutions (generally providing floorplan/inventory financing for a single dealer) which in the aggregate represent not more than 20% of the Company's total repurchase obligation (in dollars).

GUARANTEES AND INDEMNIFICATIONS:

          1) Indemnity Agreement in favor of Lessor as to deficiencies caused by default of Lessee and Indemnification holding Lessor harmless against claims for losses, damage or injury on the leased premises, pursuant to Articles IX and XII, respectively, of Contract of Lease and Rent with Waycross and Ware County Development Authority as Lessor

          2) Corporate Guaranty by General to NationsCredit up to $117,537 on specific invoices, dated 4/3/95 in connection with Commercial Corporation Inventory Repurchase Agreement dated 7/21/93

          3) Manufacturer's Indemnification Agreement and personal guaranty dated 10/9/89 (which expired by its own terms on or about 10/9/94) to Security Pacific Housing Services, Inc. in connection with retail credit line arrangements

          4) Corporate Guaranty by GMH of Deed to Secure Debt made by Waycross and Ware County Development Authority to Patterson Bank dated 12/30/93 encumbering Plants 2 and 3 to secure Promissory Note in the original principal amount of $613,727.63 in connection with sale and lease-back transaction;

          5) General indemnifications in favor of Lessor in Articles IX and XII of that certain Lease and Assignment of Lease between GMH as Lessee and Waycross and Ware County Development Authority as Lessor dated 12/30/93 in connection with sale and lease-back of real property referred to as Plants 2 and 3

          6)   Environmental indemnity and hold harmless provision in favor of

          Lessor in Section 13 of that certain Lease Agreement dated 5/26/95, as amended July 1, 1995, between Tim-Bar Corporation as Lessor and Hi-Tech Properties, Inc. as Lessee (the primary lease underlying that certain Sublease Agreement dated 7/1/95 between HI-TECH PROPERTIES, INC. as sublessor and GMH as sublessee for real property referred to as Plant 4)

          7) Environmental indemnity and hold harmless provision in favor of Lessor in Section 22 of that certain Lease Agreement with Option to Purchase dated 7/10/95 between R. Warr & W. Evans, each individually and dba Lamar Warehouse Co., and Lamar Housing, L.L.C. for Plant 5 in Lamar, South Carolina

          8) Personal guaranty by Sam Scott of GMH Deed to Secure Debt to BankSouth, Waycross dated 5/25/88 encumbering Plant 1, securing two Promissory Notes dated 5/25/88 for $400,000 and $186,793, respectively

          9) Indemnity Agreement from GMH to Tim-Bar Corporation as Lessor under that certain Lease Agreement dated 5/26/95 as amended July 1, 1995 pursuant to Section paragraph F. of Section Two of Amendment to Lease Agreement dated July 1, 1995

WARRANTY OBLIGATIONS:

          1) "Gold Card Service" customer service warranty program, which includes (i) HUD mandated 1-year warranty and (ii) additional 9-year warranty (insured)

          2) Product warranty obligations pursuant to warranty information contained in Setup Manual, Homeowners' Manual, and advertising literature distributed with finished homes

          3) GMH may have additional liability under warranty claims not yet filed by homeowners resulting from defective composite siding manufactured by Cladwood (See GMH vs. Cladwood on Schedule 7(k)); Negotiations with Cladwood to recover damages incurred by GMH are currently in progress

          4) Barfield vs. Southern Lifestyle Homes, Inc. and General Manufactured Housing, Inc.: breach of contract claim filed June 1995 in South Carolina

          5) Threatened warranty/product liability claim by Thelma Grant, resident of South Carolina

          6) Greg A. Hall vs. GMH and others: warranty claim suit filed in the Court of Common Pleas for the Second Judicial Circuit, Aiken County, South Carolina, Civil Action No. 95-CP-02-732; Complaint served on GMH 10/9/95

REAL PROPERTY LEASES:

          1) Lease and Assignment of Lease dated 12/30/93 in connection with sale and lease-back to/from Waycross and Ware County Development Authority for real property referred to as Plants 2 and 3, including also general indemnifications in favor of Lessor in Articles IX and XII thereof

          2) Sublease Agreement dated 7/1/95 between HI-TECH PROPERTIES, INC. as sublessor and GMH for real property referred to as Plant 4; Lease Agreement dated 5/26/95 between Tim-Bar Corporation and Hi-Tech Properties, Inc. (the primary lease underlying the sublease to GMH) including also an environmental indemnity and hold harmless provision in favor of Lessor in Section 13 of such primary lease

          3) Lease Agreement with Option to Purchase dated 7/10/95 between R. Warr & W. Evans (dba Lamar Warehouse Co.) and Lamar Housing, L.L.C. for Plant 5 in Lamar, South Carolina, including also an environmental indemnity and hold harmless provision in favor of Lessor in Section 22 thereof

          4) Lease (documentation currently in process) of vacant land adjacent to Plant 4, to be used for storage of finished goods

          5) Ground Lease dated 9/19/94 between Ware County and the City of Waycross as Lessors and GMH for airplane hangar

PERSONAL PROPERTY LEASES:

          1) Equipment Lease Agreements with Handling Systems Engineering, Inc. (all assigned simultaneously with execution by Handling Systems Engineering, Inc. to Toyota Motor Credit Corporation), all for Toyota Forklifts, as follows:

               6/2/95 . . . . . . . . . . .   S/N 76092
               8/18/93. . . . . . . . . . .   S/N 75336
                . . . . . . . . . . . . . .   S/N 75390
                . . . . . . . . . . . . . .   S/N 75417
                . . . . . . . . . . . . . .   S/N 75431
               12/16/92 . . . . . . . . . .   S/N 75016
               12/8/93. . . . . . . . . . .   S/N 75536
                . . . . . . . . . . . . . .   S/N 75538

          Additional Toyota Forklifts are being leased from Handling Systems Engineering, Inc. by Lamar Housing, L.L.C.; documentation is being processed by the Handling Systems Engineering, Inc.

          2) Four (4) each Guttermaker Extruders and Watertite Gutter Machines leased pursuant to [verbal understanding/ arrangement] with Fabwel, Inc. in consideration of $1 annual rent and purchase of raw materials from Fabwel, Inc.

          3) Four (4) Heat Duct Machines leased pursuant to arrangements with AMS of Indiana, Inc., dated 1995, in consideration of $1 annual rent and purchase of raw materials from AMS of Indiana, Inc.

          4) "Warranty Track" software license/lease (unwritten) from GPR Software Systems

II. Agreements, contracts, understandings, arrangements and obligations with any supplier paid more than $250,000 by Acquired Entities in any of the last three fiscal years

               GE Appliances National Contract Sales agreement for appliances

               [GE is the only supplier paid more than $500,000. Because of the reduced threshold ($250,000), this item will require supplementation.]

          or with any customer which has paid more than $500,000 to Acquired Entities in any of the last three fiscal years

                  CUSTOMERS OVER $500,000 THRESHOLD SINCE 1/1/95:

               Oakwood Mobile Homes, Inc., Volume Incentive Program pursuant to letter dated 2/9/95 from GMH to Mike Stidham, Executive Vice President of Oakwood Mobile Homes, Inc. [However, see
               Schedule 7(w) concerning Oakwood's suspension of purchases.]

               Additional Dealers under Volume Incentive Program:
                    Calvary Mobile Homes, Greenville, NC
                    Edisto Housing Center, Inc., Orangeburg, SC
                    Southern Lifestyle Homes, Florence, SC

               [Information as to customers over $500,000 threshold for calendar years 1993 and 1994 to be provided supplementally.]

III. Employee bonus, incentive, compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plans, deferred compensation and post-termination obligations or trust agreements in effect or under which amounts remain unpaid as of, or are to become effective after, the Closing of the Transaction

          1) Health Insurance Contract: BCBS Master Contract #23041-001,004 eff. 5/1/93

          2)   Group Term Life Master Policy: Transamerica Life #BTL199 eff.

          8/1/91

          3) Group Travel Accident Insurance Policy: ITT Hartford #ETB-102015 (4/27/94 - 4/27/95)

          4)   GMH Premium Only Cafeteria Plan (A&R 1/1/95)

IV. Collective bargaining agreements with any labor union or other representative of employees

          None

and all employment and consulting contracts not terminable at will without penalty;

          None

V. Each instrument defining the terms on which debts of or guarantees by Acquired Entities in excess of $25,000 have been or may be issued;

SECURED DEBT OBLIGATIONS:

          1) Deed to Secure Debt to BankSouth, Waycross dated 5/25/88 encumbering Plant 1, securing two Promissory Notes for $400,000 and $186,793, respectively (personally guaranteed by Sam Scott)

          2) Corporate Guaranty of Deed to Secure Debt to Patterson Bank dated 12/30/93 from Waycross and Ware County Development Authority encumbering Plants 2 and 3 to secure Promissory Note in the original principal amount of $613,727.63, in connection with sale and lease-back transaction

          3) Security Agreement and UCC-1 Financing Statement dated 8/24/94 in favor of NationsBank of Georgia, N.A., encumbering aircraft, engines, propellers, accessories and parts, to secure Promissory Note in the original principal amount of $600,000

          4) Deed to Secure Debt (second mortgage) dated 3/2/95, encumbering Plant 1 real property, to The Patterson Bank, securing Note for payment of Letter of Credit in favor of Tim-Bar Corporation in the maximum amount of $209,000 as Security Deposit under Lease between Hi-Tech and tim-Bar for Plant 4

LETTERS OF CREDIT:

          1) Declining Letter of Credit in favor of Tim-Bar Corporation in the maximum amount of $209,000 (declining at the rate of $9,000 per month) as Security Deposit under Lease between Hi-Tech and Tim-Bar for Plant 4

          2) Irrevocable Letter of Credit in favor of Bankers Insurance Company for $50,000, drawn on The Patterson Bank, dated 5/18/93 (expired 5/18/94), securing South Carolina Manufacturer's Representative License Bonds

REPURCHASE AGREEMENTS (repurchase obligations survive termination of Agreement in each case):

          1)   Bombardier Capital Inc.  Floorplan Repurchase Agreement dated
          8/7/92

          2) Ford Motor Credit Manufacturer Agreement and Addendum dated 11/19/90 (not signed by Ford Motor Credit)

          3) Green Tree Financial Corporation Stock Floorplan Financing Agreement dated 2/24/95 and Pre-Sold Floorplan Financing Agreement dated 1/25/94

          4) Deere Credit, Inc. (a/k/a Deere Credit Services, Inc., a/k/a John Deere Credit) Manufacturer's Financing Agreement and Addendum dated 7/19/94

          5) ITT Commercial Finance Corp. Floorplan Repurchase Agreement dated 3/4/88

          6) NationsCredit Commercial Corporation Inventory Repurchase Agreement dated 7/21/93 and corporate Guaranty by General up to $117,537 on specific invoices, dated 4/3/95

          7)   Whirlpool Financial Corporation Repurchase Agreement dated
          4/17/90

          8) Security Pacific Housing Services, Inc. Retail Credit Line arrangements dated 10/9/89, including Manufacturer's Invoicing Certification, Manufacturer's Indemnification Agreement, and personal guaranty (which expired by its own terms on or about 10/9/94)

          9)   SouthTrust Bank Repurchase Agreement dated 11/14/91

          In addition, the Company has entered into repurchase agreements with numerous local and regional financial institutions (generally providing floorplan/inventory financing for a single dealer) which in the aggregate represent not more than 20% of the Company's total repurchase obligation (in dollars).

WARRANTY OBLIGATIONS:

          1) "Gold Card Service" customer service warranty program, which includes (i) HUD mandated 1-year warranty and (ii) additional 9-year warranty (insured)

          2) Product warranty obligations pursuant to warranty information contained in Setup Manual, Homeowners' Manual, and advertising literature distributed with finished homes

          3) GMH may have additional liability under warranty claims not yet filed by homeowners resulting from defective composite siding manufactured by Cladwood (See GMH vs. Cladwood on Schedule 7(k)); Negotiations with Cladwood to recover damages incurred by GMH are currently in progress

          4) Barfield vs. Southern Lifestyle Homes, Inc. and General Manufactured Housing, Inc.: breach of contract claim filed June 1995 in South Carolina

          5) Threatened warranty/product liability claim by Thelma Grant, resident of South Carolina

          6) Greg A. Hall vs. GMH and others: warranty claim suit filed in South Carolina; Complaint served on GMH 10/9/95

VI. Any agreement limiting the freedom of any of the Sellers or the Acquired Entities to compete in any line of business or with any person,

          None

          or limiting the freedom of any other person to compete with any of the Sellers or any of the Acquired Entities

          None

VII. Other agreements, contracts, arrangements, commitments, instruments, understandings, or obligations, oral or written, to which any of the Acquired Entities is a party and in which any Seller or any Affiliate of any of the Acquired Entities has any interest, direct or indirect, which involve payments of more than $25,000 to or from any of the Acquired Entities

          Sublease Agreement dated 7/1/95 between HI-TECH PROPERTIES, INC. as sublessor and GMH as sublessee for real property referred to as Plant 4

VIII. Amounts and terms of all loans or advances by Acquired Entities to the Sellers or their Affiliates or the employees and Affiliates of any of the Acquired Entities;

          After 12/31/94, advances for the first three calendar quarters of 1995 were made to each Seller by GMH in the total amount of $300,000 each, against 1995 income taxes. It is anticipated that additional advances of $100,000 each will be made for each calendar quarter thereafter until the closing date. These amounts are reflected on the books as loans but will be recharacterized as distributions at year-end.

IX. Summary of the anticipated terms and conditions of any item currently being negotiated by or on behalf of any of the Acquired Entities which would upon completion be included within the scope of paragraphs (i) through (viii) of Section 7(g) of the Agreement.

          Lease (documentation currently in process) of vacant land adjacent to Plant 4, to be used for storage of finished goods

          Lamar Housing, L.L.C. (Plant 5) is currently in development (expected to be operational prior to 10/31/95) and therefore may, in connection with such Plant, become a party to or subject to additional agreements, arrangements, instruments, or obligations which would upon completion be included within the scope of paragraphs (i) through
          (viii) of Section 7(g) of the Agreement.

X. (A) Agreements in effect which permit any of the Acquired Entities to incur debt for borrowed money to any bank, insurance company or other financial institution;

          None

          (B) rights or obligations of Acquired Entities under any indenture, mortgage, agreement, contract, arrangement, commitment, instrument, understanding or obligation listed on this Schedule 7(g) which will be materially adversely affected by the Transaction;

          None

          (C) material defaults or claimed, purported or alleged defaults or state of facts which with notice or lapse of time or both would constitute material defaults on the part of any party in the performance of any obligation to be performed or paid by any party under any indenture, mortgage, agreement, contract, arrangement, commitment, instrument, understanding or obligation listed on this
          Schedule 7(g).

          None

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                         Schedule 7(h) "Pension Plans"


List of all Plans (as defined in Section 7(h)) maintained for the benefit of any current or former employee, officer or director of any of the Acquired Entities or any ERISA Affiliate (as defined in Section 7(h)):

          Health Insurance Contract: BCBS Master Contract #23041-001,004 eff. 5/1/93

          Group Term Life Master Policy:  Transamerica Life #BTL1199 eff. 8/1/91

          Group Travel Accident Insurance Policy: ITT Hartford #ETB-102015 (4/27/94 - 4/27/95)

          GMH Premium Only Cafeteria Plan (A&R 1/1/95)

          AFLAC Cafeteria Plan (terminated 12/31/94)

          The Acquired Entities do not and have not ever maintained any plan qualified or intended to be qualified under 401(a) of the Code.

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                     Schedule 7(j) "Financial Statements"


I. Amounts due or accrued to any Seller from GMH as of the Audit Date and additional amounts of such accruals or amounts subsequent to the Audit
Date:

          After 12/31/94, advances for the first three calendar quarters of 1995 were made to each Seller by GMH in the total amount of $300,000 each, against 1995 income taxes. It is anticipated that additional advances of $100,000 each will be made for each calendar quarter thereafter until the closing date. These amounts are reflected on the books as loans but will be recharacterized as distributions at year-end.

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                       Schedule 7(k) "Litigation, Etc."


Suits, actions, litigation, administrative hearings, arbitrations, labor controversies or negotiations, other proceedings or governmental inquiries or investigations, judgments, consent decrees, injunctions, violations of laws, ordinances, requirements, orders and regulations applicable to the business of Acquired Entities, and notices received of claimed default with respect to any of the foregoing:

"Outstanding State Cases" as of September 14, 1995, consisting of consumer complaints made through state agencies, considered to be in the ordinary course of business of the Acquired Entities, including:

                                   SERIAL
   STATE AGENCY                      NO.    CUSTOMER         DEALER

   AL Manufactured Housing Comm.    3725    Schimmelfennig   Robertsdale
   AL Manufactured Housing Comm.    3376    McClinton        Mobile
   FL DMV                           1659    Screws           Yulee
   FL DMV                           5546    Wilson           Dunnellon
   FL DMV                           1831    Cummins          Davenport
   FL DMV                           6521    Howard           Old Town
   GA Safety Fire Commissioner      0795    Solomon          Milledgeville
   GA Safety Fire Commissioner      0613    Lapaz            Richland
   GA Safety Fire Commissioner      4060    Armour           Alto-AtlantaMH
   GA Safety Fire Commissioner      3833    Jones            Alverton
   GA Safety Fire Commissioner      6294    Lot Inspect      OliverEnterprises
   LA                               3349    Singleton        Denham Springs
   MS State Fire Marshal            2712    Waldrop          D'Iberville
   NC Dept of Insurance             1421    Sports
   NC Dept of Insurance             4087    Davidson
   NC Dept of Insurance             5025    Jeffries
   NC Dept of Insurance             1279    Richman          York
   SC Manufactured Housing Bd       5867    Miller           West Columbia
   SC Manufactured Housing Bd       0566    Morehouse        Florence


The following EEOC Notices of Discrimination have been issued by the Savannah Local Office of the Equal Employment Opportunity Commission:

          1)   Reynolds: Sex Discrimination Charge filed 9/24/93
          2)   Rollins: Sex Discrimination Charge filed 6/10/94
          3)   Woodie: Sex Discrimination Charge filed 9/16/94
          4) Harmon: Race and Retaliation and Disability Discrimination Charge filed 3/22/95; Dismissal and Notice of Right to Sue issued 8/4/95 by EEOC (Claimant has 90 days to bring charges in U.S. District Court)
          5)   Fritz: Sex Discrimination Charge filed 6/20/95

Other Pending and Threatened Causes of Action:

          1) Barfield vs. Southern Lifestyle Homes, Inc. and General Manufactured Housing, Inc.: breach of contract claim filed June 1995 in South Carolina

          2) GMH vs. Jerry Blaxton; relating to an alleged liability of approximately $10,000 for towing services; Blaxton has defaulted in this matter

          3) GMH vs. Cladwood Division of Smurfitt Newsprint Corporation ("Cladwood"), Product liability claim to recover amounts paid out by GMH to settle warranty claims by homeowners resulting from defective composite siding manufactured by Cladwood

          4) Threatened warranty claim/product liability action by customer Thelma Grant (South Carolina); settlement negotiations currently in progress

          5) Barry Murray vs. GMH: Employee of Murray Plumbing Co., Inc., a Georgia corporation and subcontractor of Solar Shield, Inc., a South Carolina corporation and contractor engaged by GMH, has filed a complaint in connection with a personal injury resulting from a July 1994 accident which occurred at a GMH plant

          6) Greg A. Hall vs. GMH and others: warranty claim suit filed in South Carolina; Complaint served on GMH 10/9/95

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                     Schedule 7(I) "Licenses and Permits"


1. Complete and accurate list and brief description of all governmental licenses and permits:

          Alabama Manufacturer License No. 4521 (expires 12/31/95) and copy of renewal application (no date)

          Florida DMV License as Manufacturer of Mobile Homes, #MH10075, effective 10/1/94 for 94-95 license year, and Renewal Certificate through 9/30/95 of Bankers Insurance Company Bond No. 33-35881 (originally dated 10/1/93)

          Florida DMV License as Manufacturer of Recreational Vehicles, #MR10150, effective 10/1/94 for 94-95 license year, and Renewal Certificate through 9/30/95 of Bankers Insurance Company Bond No. 33-35880 (originally dated 10/1/93)

          Georgia Manufactured Homes Manufacturer/Dealer License No. 20913 (expires 12/31/95)

          Kentucky Certificate of Acceptability No. 95-MM-10-59 (license to manufacture, import or sell mobile homes to Kentucky Dealers; expires 12/31/95)

          Louisiana Manufacturer License No. 95-M00086 (expires 12/31/95)

          Mississippi Privilege License for Manufacturer No. 95-M0157 (expires 6/30/96)

          North Carolina Manufacturer's License No. 001113 (expires 6/30/96), Continuation Certificate through 6/30/96 of Selective Insurance Bond No. B73551, and copies of various related 1994 documents

          License Bonds, Manufacturer's Representative, to South Carolina Manufactured Housing Board, through Bankers Insurance Company (6/30/95
          - 6/30/96): #33-19363, Michael O'Gorman; #33-19364, Tom Howard Moss;
          #33-35895, Braxton Guill; and #33-19365, Bruce C. Hallock

          South Carolina Manufacturer License No. 6255 (expires 6/30/96) and License Bond #33-19361 to South Carolina Manufactured Housing Board through Bankers Insurance Company (6/30/95 - 6/30/96)

          Tennessee Factory-Manufactured Structures License No. 4500 (expires 12/31/95), Continuation Certificate through 12/31/95 of USF&G Bond No. 02-0130-11677-93-6

          Virginia Manufacturer License #M-1995-00108 (expires 4/6/96)

          Lamar Housing, L.L.C. is in the process of applying for similar licenses and bonding where required.

          "HUD Package" evidencing GMH's qualificatioan as HUD-approved manufacturer.

II. Governmental licenses or permits required or to be required in connection with or as a result of the Transaction:

          See response to Part III below.

III. Licenses and permits which may NOT be transferred to the Buyer as contemplated by the Agreement:

          The foregoing licenses may not be transferable, but, to Sellers' knowledge, new licenses should be obtainable by Buyer without undue burden or expense. However, if such licenses are not maintained, sales of the Company's products might be interrupted in the affected jurisdictions.

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                             Schedule 7(m) "Taxes"


I. Tax Returns which have been the subject of any audit during the past six years, are the subject of an audit currently being conducted, or concerning which the Acquired Entities have been notified of a forthcoming audit:

          I.R.S. audit completed for calendar years 1990 and 1991

          I.R.S. audit of 1992 and 1993 currently in progress; see Note 3 to the 1994 Audited Financial Statements

          Georgia audit of Sales and Use Tax completed for the period from July 1990 through June 1993

          Notice received from Florida Department of Revenue indicates the impending audit of Florida Corporation Income Tax for 1990 through 1993 and Florida Intangible Personal Property Tax for 1991 through 1994

II. Elections made by Acquired Entities or Sellers under the Code or other tax law affecting any tax return of Acquired Entities for years ending in or after 1989:

          I.R.C. "S" Corporation election made by GMH effective for tax years ending after 12/31/94

ADDITIONAL COMMENTS CONCERNING RETURNS NOT FILED:

          The Company has not filed Form 5500 with respect to AFLAC Cafeteria Plan termianted in 1994

          Lamar Housing, L.L.C. was formed in 1995 and consequently its initial income tax return will not be due until 1996.

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.


                  Schedule 7(n) "No Material Adverse Change"


I. Material adverse changes in the condition of any of the Acquired Entities, financial or otherwise:

          Oakwood Mobile Homes gave notice on or about August 25, 1995, that they will suspend purchases from GMH. The Buyer was promptly notified of this development (i.e., prior to signing or executing this Agreement). In its notification, Oakwood characterized this situation as temporary; however, no assurances can be given that such suspension may not be permanent. During the first six months of 1995, sales to Oakwood accounted for approximately 10% of GMH's total revenues during that period.

II. Other facts, conditions, proposals or circumstances relating to the business and which materially adversely affects or will in the future affect the same:

          None

III.      Employee Controversies:

          The following EEOC Notices of Discrimination issued by the Savannah Local Office of the Equal Employment Opportunity Commission:

          1)   Reynolds: Sex Discrimination Charge filed 9/24/93
          2)   Rollins: Sex Discrimination Charge filed 6/10/94
          3)   Woodie: Sex Discrimination Charge filed 9/16/94
          4) Harmon: Race and Retaliation Discrimination Charge filed 3/22/95; Dismissal and Notice of Right to Sue issued 8/4/95 by EEOC (Claimant has 90 days to bring charges in U.S. District Court)
          5)   Fritz: Sex Discrimination Charge filed 6/20/95

               Attached hereto as "Addendum to Schedule 7(n)" and incorporated herein by reference is a schedule of Workers' Compensation Insurance claims made or which might be made by employees of the Acquired Entities.

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                   Schedule 7(o) "Business Property Rights"


I. Complete and accurate, in every material respect, list and brief description of all Business Property Rights owned or held by any of the Acquired Entities or for which application has been made:

          Registration of Mark and design No. S13433 filed 3/11/94 in the State of Georgia: "Jaguar Homes 1994 . . . the Year of the Cat!!!"

II. Exceptions to the Acquired Entities' sole and exclusive right to use all Business Property Rights listed in I. above:

          Since the inception of the NFL expansion franchise in Jacksonville, Florida, known as the "Jacksonville Jaguars," use of the "Jaguar" name has become widespread throughout the region. Sellers and Acquired Entities make no representation as to the exclusivity or registrability of the name by the Buyer in any jurisdiction or the Company's ability to preserve any rights it may have in said name.

III. Business of Acquired Entities which conflicts with any Business Property Rights of others, or concerning which the Sellers or Acquired Entities have received any notice of any claimed conflict:

          Prior to the formation of GMH, Samuel Scott acquired title to various patents that relate to the business of mobile home manufacturing.
          Such patents are not material to the business conducted by the Acquired Entities and, if and to the extent that the Acquired Entities now or in the future were deemed to infringe upon the proprietary rights evidenced by such patents, Mr. Scott agrees to waive and release any such infringement.

IV. Rights of third parties which would be infringed or violated by assignment of any of the Business Property Rights listed in I. above:

          None

V. Consents required to assign any of the Business Property Rights listed in I. above:

          [Preliminarily, there appears to be no indication in the Georgia Code that an assignment and/or re-registration of the mark would be required in a stock sale.]

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                           Schedule 7(p) "Insurance"


1. List of all insurance policies of each of the Acquired Entities and a description of the terms thereof:

          Commercial General Liability Insurance Policy; Bankers Insurance Co. #GLA 10 S100104-00 (3/31/95 - 3/31/96); covering all plants plus M/H
          Retail, Inc., and products liability

          Commercial Property Insurance Policy; Pennsylvania Lumbermens #10-G-012-03-95 (3/31/95 - 3/31/96) covering 2255 Industrial Drive
          (Plant 1); Airport Hangar; 2875 Fulford Rd (Plant 4); all inventory (raw materials and finished goods) and machinery and equipment at all locations

          Commercial Property Insurance Policy; Georgia Casualty & Surety Company #CMP0003174 (6/17/95 - 6/17/96) covering 3233 Industrial Blvd. (Plant 2)

          Commercial Property Insurance Policy; Georgia Casualty & Surety Company #CF 3260 (11/17/94 - 11/17/95) covering 2170 Industrial Blvd., Waycross, GA (Plant 3)

          Aircraft Insurance Policy; Insurance Company of North America Policy #S00293714 on 1979 King Air 200, N-561SS (9/17/94 - 9/17/95)

          Workers' Comp/Employer's Liability Ins. Policy: Georgia Casualty & Surety Company #WC 922721 (4/6/95 - 4/6/96)

          Auto Insurance Policy: Georgia Casualty & Surety Company #BA 922723 (4/6/95-4/6/96) covering all trucks and cars

          Additional policies are being procured for Lamar Housing, L.L.C.

          Split-dollar life insurance on Sam Scott in the face amount of $600,000; GMH pays premium and is entitled to reimbursement therefor on policy payout; net benefits accrue to insured's beneficiaries

          See also "Addendum to Schedule 7(p)" (list of additional insurance policies) attached heereto and incorporated herein by reference.

II. Claims (other than Workers' Compensation claims) in excess of $50,000 each or $100,000 in the aggregate made or pending on the insurance policies listed in I. above since January 1, 1992:

          None

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                          Schedule 7(q) "Inventories"


I. List of the locations at which inventories of any of the Acquired Entities are located:

          Plant 1             2255 Industrial Boulevard, Waycross, GA
          Plant 2             3233 Industrial Boulevard, Waycross, GA
          Plant 3             2170 Industrial Boulevard, Waycross, GA
          Plant 4             2875 Fulford Road, Waycross, GA
          Vacant Lot          Adjacent to Plant 4
          Plant 5             206 South Railroad Avenue, Lamar, SC

                       GENERAL MANUFACTURED HOUSING, INC.

                            Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                       General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                            Schedule 7(r) "Offices"

Principal executive office and other office locations maintained by Acquired
Entities:

          General Manufactured Housing, Inc.
               2255 Industrial Boulevard
               Waycross, GA

          Lamar Housing, L.L.C.
               206 South Railroad Aveue
               Lamar, SC

                       GENERAL MANUFACTURED HOUSING, INC.


                           Stock Purchase Agreement
                  among Kelly Scott Herold, as Trustee, et al.,
                       General Manufactured Housing, Inc.
                            and GMH Acquisition Corp.

                        Schedule 7(s) "Company Actions"


I.        Capital stock or other corporate securities issued since the Audit
          Date:

          None

II. Amounts borrowed and liabilities incurred (other than in the ordinary course of business) since the Audit Date:

          Deed to Secure Debt (second mortgage) dated 3/2/95, encumbering Plant 1 property to The Patterson Bank, securing Note in the maximum amount of $209,000, for payment of a declining Letter of Credit in favor of Tim-Bar Corporation (declines at the rate of $9,000 per month), as Security Deposit under Lease between Hi-Tech and Tim-Bar for Plant 4

III. Liens, encumbrances, obligations, and liabilities discharged, satisfied, or paid (other than current liabilities shown on the balance sheet as of the Audit Date and current liabilities incurred in the ordinary course of business) since the Audit Date other than in compliance of the covenant to discharge all funded indebtedness:

          None

IV. Payments or distributions to stockholders and purchases or redemptions of shares of capital stock since the Audit Date:

          After 12/31/94, advances for the first three calendar quarters of 1995 were made to each Seller by GMH in the total amount of $300,000 each, against 1995 income taxes. It is anticipated that additional advances of $100,000 each will be made for each calendar quarter thereafter until the closing date. These amounts are reflected on the books as loans but will be recharacterized as distributions at year-end.

V.        Stock splits and reclassifications since the Audit Date:

          None

VI. Assets mortgaged, pledged or subjected to lien, charge or other encumbrance (other than mechanics' liens or tax liens not yet due and payable) since the Audit Date:

          Deed to Secure Debt (second mortgage) dated 3/2/95, encumbering Industrial Blvd. property to The Patterson Bank, securing Note in the maximum amount of $209,000, for payment of a declining Letter of Credit in favor of Tim-Bar Corporation (declining at the rate of $9,000 per month) as Security Deposit under Lease between Hi-Tech and Tim-Bar for Plant 4

VII. Tangible assets sold, assigned or transferred and debts and obligations cancelled (except in the ordinary course of business) since the Audit Date:

          In 1995, GMH's lease of a 1993 Jaguar automobile provided to Sam Scott expired, whereupon Mr. Scott personally exercised the option (included in such lease) to purchase such automobile.

          GMH recently has transferred the following personal property to
          Sellers: Personal Computer (located in Sam Scott's Waycross residence) and fax machine (located in Sam Scott's Montana residence) to Sam Scott; fax machine and printer (located in Kelly Herold's California residence) to Kelly Herold.

VIII.     Business Property Rights sold, assigned or transferred since the Audit
          Date:

          None

IX. Extraordinary losses suffered and rights of substantial value waived since the Audit Date:

          None

X. Changes in officer compensation (except in the ordinary course of business and consistent with past practice) since the Audit Date:

          None

XI. Investments made in, money advanced to, and obligations guaranteed for any third person or entity since the Audit Date:

          None

XII. Transactions entered into (other than in the ordinary course of business) since the Audit Date:

          Lamar Housing, L.L.C. (Plant 5) is currently in development (expected to be operational prior to 10/31/95) and extraordinary development expenses are being incurred in connection with such Plant

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                          and GMH Acquisition Corp.

                  Schedule 7(t) "Related Party Transactions"

Current transactions with the Sellers or their Affiliates or any Affiliate of any Acquired Entity (including purchases, acquisitions, leases, transfers or any other transaction or agreement):

SEE NOTE 5 TO THE 1994 AUDITED FINANCIAL STATEMENT:

After 12/31/94, advances for the first three calendar quarters of 1995 were made to each Seller by GMH in the total amount of $300,000 each, against 1995 income taxes. It is anticipated that additional advances of $100,000 each will be made for each calendar quarter thereafter until the closing date. These amounts are reflected on the books as loans but will be recharacterized as distributions at year-end.

Sublease Agreement dated 7/1/95 between HI-TECH PROPERTIES, INC. as sublessor and GMH for real property referred to as Plant 4.

Patterson Bank issued Declining Letter of Credit dated 3/2/95, in the maximum amount of $209,000, in favor of Tim-Bar Corporation in the name of GMH and secured by a GMH Deed to Secure Debt encumbering GMH real property, as the Security Deposit under the primary Lease for Plant 4 between Hi-Tech Properties, Inc. and Tim-Bar Corporation

In 1995, GMH's lease of a 1993 Jaguar automobile provided to Sam Scott expired, whereupon Mr. Scott personally exercised the option (included in such lease) to purchase such automobile.

The grounds of Sam Scott's personal residence are maintained by the lawn service contractor engaged by GMH. Mr. Scott pays 50% of the total cost of lawn services provided under such contract.

M/H Retail, Inc. engages in regular business transactions with GMH with respect to warranty service and sales of surplus materials.

GMH recently has transferred the following personal property to Sellers:
Personal Computer (located in Sam Scott's Waycross residence) and fax machine (located in Sam Scott's Montana residence) to Sam Scott; fax machine and printer (located in Kelly Herold's California residence) to Kelly Herold.

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                    Schedule 7(u) "Undisclosed Liabilities"


Material liabilities not disclosed on financial statements:

          None

                       GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                          and GMH Acquisition Corp.

                    Schedule 7(w) "Suppliers and Customers"

I. Suppliers which have cancelled or termianted, or made a written threat to cancel or terminate, or concerning which any Seller has knowledge as to their intention to cancel or terminate, their relationship with any of the Acquired Entities, or at any time after 1/1/95 have decreased materially their services or supplies to any of the Acquired entities other than in the ordinary course of business:

          None

II. Customers which have cancelled or terminated, or made a written threat to cancel or terminate, or concerning which any Seller has knowledge as to their intention to cancel or terminate, their relationship with any of the Acquired Entities, or at any time after 1/1/95 have decreased materially their usage of the services or products of any of the Acquired Entities or made any written claim that any item sold by Acquired Entities failed to meet any specification or were otherwise defective, other than in the ordinary course of business:

          Oakwood Mobile Homes gave notice on or about August 25, 1995, that they will suspend purchases from GMH. The Buyer was promptly notified of this development (i.e., prior to signing or executing this Agreement). In its notification, Oakwood characterized this situation as temporary; however, no assurances can be given that such suspension may not be permanent. During the first six months of 1995, sales to Oakwood accounted for approximately 10% of GMH's total revenues during that period.

                       GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                          and GMH Acquisition Corp.

                Schedule 7(x) "Potential Conflicts of Interest"


I.    Interest in competitor, customer or supplier

          Samuel Scott owns an approximate 20% equity interest in Sweetwater Homes, Inc., a competitor of GMH. At Closing, Mr. Scott will execute a letter setting forth his undertakings and commitments to the Company with respect to his equity interest in Sweetwater Homes, Inc.

II. Interest in any tangible or intangible asset used by the Acquired Entities in connection with their business

          M/H Retail, Inc. (See Schedule 7(t))
          Hi-Tech Properties, Inc. (See Schedule 7(t))

III. Claims or causes of action by Seller or any Affiliate against any Acquired Entity (other than in the ordinary course of business)

          None

                       GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                          and GMH Acquisition Corp.

                      Schedule 7(y) "Accounts Receivable"


Accounts Receivable in excess of $50,000 that are being contested or disputed by the obligor thereon:

          None

                      GENERAL MANUFACTURED HOUSING, INC.

                           Stock Purchase Agreement
                among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                          and GMH Acquisition Corp.

                    Schedule 7(z) "Environmental Compliance"


     No exceptions other than as disclosed in the Environmental Reports.


            Copies of the addenda to Schedules 7(e), 7(n) and 7(p)
                        will be provided upon request.

                                 Schedule 14(b)


(a) All drums, empty or discarded, at each Plant shall be removed and placed in a drum storage area at each Plant before removal to a landfill authorized to receive such waste. The storage area shall be contained by a three foot tall cinderblock wall with a sealed concrete floor. Drums or containers currently in use shall be stored on metal racks, off of the ground, in order to observe any leaks or spillage on the ground. The contact adhesive at each Plant shall be stored off of the floor to prevent any accidental spills reaching the ground.

(b) The aboveground storage tanks ("ASTs")at Plant Nos. 1 and 2 shall be temporarily removed with the contaminated soil beneath the ASTs excavated and placed in a landfill authorized to receive such waste. The bottom of each AST area at each Plant shall be sealed with concrete to the cinderblock walls. A manual valve that may be opened or closed shall be installed at each AST area to allow for rainwater drainage. A secondary containment, consisting of at least a six-inch berm, shall be installed beneath the ASTs at each Plant.

(c) The surface tar areas at Plants No. 1 and No. 2 shall be removed and placed in a landfill authorized to receive such waste.

(d) Soil and groundwater sampling will be conducted in accordance with the Proposal for Phase II Environmental Site Assessment for Plant Nos. 1 and 2 dated September 25, 1995 prepared by United Consulting Group, Ltd. Purchaser will remediate the soil and/or groundwater, if necessary, in accordance with applicable Environmental Laws.

(e) Handauger borings will be conducted in accordance with the Proposal for Phase II Environmental Site Assessment for Plant NO. 4 dated October 4, 1995 prepared by United Consulting Group, Ltd. to establish the condition of Plant No. 4 which existed prior to commencement of the lease for Plant No. 4.